As filed with the Securities and Exchange Commission on April 13, 2004

                                                     Registration No. 333-95839

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                       Securities and Exchange Commission
                             Washington, D.C. 20549

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                                    FORM S-3


                        POST-EFFECTIVE AMENDMENT NO.4 to


                             REGISTRATION STATEMENT


                        UNDER THE SECURITIES ACT OF 1933

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                   GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

                                    COLORADO
         (State or other jurisdiction of incorporation or organization)

                                   84-0467907
                      (I.R.S. Employer Identification No.)

                             8515 East Orchard Road
                        Greenwood Village, Colorado 80111
                                 (800) 537-2033
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

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                               William T. McCallum
                      President and Chief Executive Officer
                   Great-West Life & Annuity Insurance Company
                             8515 East Orchard Road
                        Greenwood Village, Colorado 80111
                                 (800) 537-2033
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                              James F. Jorden, Esq.
                                 Jorden Burt LLP
               1025 Thomas Jefferson Street, N.W., Suite 400 East


                           Washington, D.C. 20007-5208

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Approximate Date of Proposed Public Offering: Upon the effective date of this
Registration Statement.
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It is proposed that this Registration Statement will become effective on April
30, 2004.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ___

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following: X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ___

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ___

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: ___

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. No person is authorized by Great-West to give information or to make any representation, other than those contained in this Prospectus, in connection with the Contracts contained in this Prospectus. This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. Please read this Prospectus and keep it for future reference.

                                 April 30, 2004

                                        2





                                     PART I

                      INFORMATION REQUIRED IN A PROSPECTUS



[Part 1 previously reviewed]




Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. No person is authorized by Great-West to give information or to make any representation, other than those contained in this Prospectus, in connection with the Contracts contained in this Prospectus. This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. Please read this Prospectus and keep it for future reference.

                                 April 30, 2004

                                        3





                            Schwab Select Annuity(R)
         A flexible premium deferred variable and fixed annuity contract

Issued by

                   Great-West Life & Annuity Insurance Company

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Overview

This Prospectus describes the Schwab Select Annuity--a flexible premium deferred annuity contract which allows you to accumulate assets on a tax-deferred basis for retirement or other long-term purposes. This Contract is issued either on a group basis or as individual contracts by Great-West Life & Annuity Insurance Company ("we, us, Great-West or GWL&A"). Both will be referred to as the "Contract" throughout this Prospectus.

How to Invest


The minimum initial Contribution is:
o       $5,000
o       $2,000 if an Individual Retirement Account ("IRA")
o       $1,000 if subsequent Contributions are made via Automatic Contribution
        Plan


The minimum subsequent Contribution is:
o       $500 per Contribution, or
o       $100 per Contribution if made via Automatic Contribution Plan

Allocating Your Money

When you contribute money to the Schwab Select Annuity, you can allocate it among the Sub-Accounts of the Variable Annuity-1 Series Account which invest in the following Portfolios:


o       Alger American Growth Portfolio - Class O Shares
o       Alger American MidCap Growth Portfolio - Class O Shares
o       AllianceBernstein VP Utility Income Portfolio - Class A Shares
o       American Century VP Balanced Fund - Original Class Shares
o       American Century VP International Fund - Original Class Shares
o       American Century VP Value Fund - Original Class Shares
o       Baron Capital Asset Fund: Insurance Shares
o       Delaware VIP Small Cap Value Series
o       Dreyfus GVIT Mid Cap Index Fund - Class II
o       Dreyfus Investment Portfolios MidCap Stock Portfolio - Initial Shares
o       Dreyfus Variable Investment Fund Appreciation Portfolio - Initial Shares
o       Dreyfus Variable Investment Fund Developing Leaders Portfolio - Initial
        Shares
o       Dreyfus Variable Investment Fund Growth and Income Portfolio - Initial
        Shares
o       Federated American Leaders Fund II - Primary Shares
o       Federated Fund for U.S. Government Securities II
o       Federated Capital Income Fund II
o       INVESCO VIF-Core Equity Fund
o       INVESCO VIF-High Yield Fund
o       INVESCO VIF-Technology Fund
o       Janus Aspen Series Balanced Portfolio - Institutional Shares
o       Janus Aspen Series Flexible Income Portfolio - Institutional Shares
o       Janus Aspen Series Growth Portfolio - Institutional Shares
o       Janus Aspen Series Growth and Income Portfolio - Institutional Shares
o       Janus Aspen Series International Growth Portfolio - Institutional Shares
o       Janus Aspen Series Worldwide Growth Portfolio - Institutional Shares
o       Oppenheimer Global Securities Fund/VA
o       PIMCO VIT High Yield Portfolio
o       PIMCO VIT Low Duration Portfolio
o       Prudential Series Fund Equity Class II Portfolio
o       SAFECO RST Core Equity Portfolio (formerly SAFECO RST Equity Portfolio)
o       SAFECO RST Growth Opportunities Portfolio
o SAFECO RST Small-Cap Value Portfolio (formerly, SAFECO RST Small Company Value Portfolio)
o       Schwab MarketTrack Growth Portfolio II(TM)
o       Schwab Money Market Portfolio(TM)
o       Schwab S&P 500 Portfolio
o       Scudder Variable Series I
        Capital Growth Portfolio - Class A Shares
o       Scudder Variable Series I
        Growth and Income Portfolio - Class A Shares
o       Scudder Investments VIT EAFE(R)Equity Index Fund - Class A Shares
o       Scudder Investments VIT Small Cap Index Fund - Class A Shares
o       Strong Multi Cap Value Fund II
o       Universal Institutional Funds U.S. Real Estate Portfolio
        - Class I Shares


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. No person is authorized by First Great-West to give information or to make any representation, other than those contained in this Prospectus, in connection with the Contracts contained in this Prospectus. This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. Please read this Prospectus and keep it for future reference.


                               April 30, 2004

                                       2

You can also allocate some or all of the money you contribute to the Guarantee Period Fund. The Guarantee Period Fund allows you to select one or more Guarantee Periods that offer specific interest rates for a specific period. Please note that the Guarantee Period Fund may not be available in all states.

However, your Guarantee Period Fund may be subject to a Market Value Adjustment which may increase or decrease the amount Transferred or withdrawn from the value of a Guarantee Period if the Guarantee Period is broken prior to the Guarantee Period Maturity Date. A negative adjustment may result in an effective interest rate lower than the Guaranteed Interest Rate and the value of the Contribution(s) allocated to the Guarantee Period being less than the Contribution(s) made.

Sales and Surrender Charges

There are no sales, redemption, surrender or withdrawal charges under the Schwab Select Annuity.

Free Look Period

After you receive your Contract, you can look it over free of obligation for at least 10 days or longer if required by your state law (up to 35 days for replacement policies), during which you may cancel your Contract.

Payout Options


The Schwab Select Annuity offers a variety of annuity payout and periodic withdrawal options. Depending on the option you select, income can be guaranteed for your lifetime, your spouse's and/or Beneficiaries' lifetime or for a specified period of time.

The Contracts are not deposits of, or guaranteed or endorsed by, any bank, nor are the Contracts federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. The Contracts involve certain investment risks, including possible loss of principal. See "Breaking a Guarantee Period" and "Market Value Adjustment" on page 17.


For account information, please contact:

    Annuity Administration Department
    P.O. Box 173920
    Denver, Colorado 80217-3920
    800-838-0650


This Prospectus presents important information you should review before purchasing the Schwab Select Annuity. Please read it carefully and keep it for future reference. You can find more detailed information pertaining to the Contract in the Statement of Additional Information dated April 30, 2004 (as may be amended from time to time), and filed with the Securities and Exchange Commission ("SEC"). The Statement of Additional Information is incorporated by reference into this Prospectus and is legally a part of this Prospectus. The table of contents for the Statement of Additional Information may be found on page 40 of this Prospectus. You may obtain a copy without charge by contacting the Annuity Administration Department at the above address or phone number. Or, you can obtain it by visiting the SEC's Internet web site (http://www.sec.gov). This web site also contains material incorporated by reference and other information about us and other registrants that file electronically with the SEC.

This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. No dealer, salesperson or other person is authorized to give any information or make any representations in connection with the Contracts other than those contained in this Prospectus, and, if given or made, such other information or representations must not be relied on.

                  This Contract is not available in all states.

                                        3


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Table of Contents

Definitions....................................4
Summary........................................6

How to contact Schwab Insurance Services.......6
Variable Annuity Fee Tables....................7
Example........................................9
Condensed Financial Information...............10
Great-West Life & Annuity Insurance
Company.......................................10
The Series Account............................10
The Portfolios................................10
  Meeting Investment Objectives...............15
  Where to Find More Information About the
  Portfolios..................................15
  Addition, Deletion or Substitution..........15
The Guarantee Period Fund.....................16
  Investments of the Guarantee Period Fund....16
  Subsequent Guarantee Periods................17
Breaking a Guarantee Period...................17
  Interest Rates..............................17
  Market Value Adjustment.....................17
Application and Initial Contributions.........17
Free Look Period..............................18
Subsequent Contributions......................18
Annuity Account Value.........................18
Transfers.....................................19
  Market Timing and Excessive Trading.........19
  Possible Restrictions.......................20
  Automatic Custom Transfers..................20
Cash Withdrawals..............................21
  Partial Withdrawals to Pay Investment Manager
  or Financial Advisor Fees...................22
  Tax Consequences of Withdrawals.............22
Telephone and Internet Transactions...........22
Death Benefit.................................22
  Proportional Withdrawals (Oregon only)......22
  Beneficiary.................................23
  Distribution of Death Benefit...............23
Charges and Deductions........................24
  Mortality and Expense Risk Charge...........24
  Contract Maintenance Charge.................24
  Transfer Fees...............................25
  Expenses of the Portfolios..................25
  Premium Tax.................................25
Other Taxes...................................25
Payout Options................................25
  Periodic Withdrawals........................25
  Annuity Payouts.............................26
Seek Tax Advice...............................28
Federal Tax Matters...........................28
  Taxation of Annuities.......................28
Individual Retirement Annuities...............31
Assignments or Pledges........................31
Performance Data..............................31
  Money Market Yield..........................31
  Average Annual Total Return.................32
Distribution of the Contracts.................35
Voting Rights.................................35
Rights Reserved by Great-West.................35
Legal Proceedings.............................36
Legal Matters.................................36
Independent Auditors..........................36
Incorporation of Certain Documents by Reference
   and Available Information..................36
Table of Contents of Statement of Additional
   Information................................37
Appendix A--Condensed Financial
Information...................................38
Appendix B--Market Value Adjustments..........50
Appendix C--Net Investment Factor.............52



                                        4

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Definitions

1035 Exchange--A provision of the Internal Revenue Code of 1986, as amended (the "Code") that allows for the tax-free exchange of certain types of insurance contracts.

Accumulation Period--The time period between the Effective Date and the Annuity Commencement Date. During this period, you're contributing to the annuity.

Annuitant--The person named in the application upon whose life the payout of an annuity is based and who will receive annuity payouts. If a Contingent Annuitant is named, the Annuitant will be considered the Primary Annuitant.

Annuity Account--An account established by us in your name that reflects all account activity under your Contract.

Annuity Account Value--The sum of all the investment options credited to your Annuity Account--less partial withdrawals, amounts applied to an annuity payout option, periodic withdrawals, charges deducted under the Contract, and Premium Tax, if any.

Annuity Commencement Date--The date annuity payouts begin.

Annuity Individual Retirement Account (or Annuity IRA)--An annuity contract used in a retirement savings program that is intended to satisfy the requirements of
Section 408 of the Code.

Annuity Payout Period--The period beginning on the Annuity Commencement Date and continuing until all annuity payouts have been made under the Contract. During this period, the Annuitant receives payouts from the annuity.

Annuity Unit--An accounting measure we use to determine the amount of any variable annuity payout after the first annuity payout is made.

Automatic Contribution Plan--A feature which allows you to make automatic periodic Contributions. Contributions will be withdrawn from an account you specify and automatically credited to your Annuity Account.

Beneficiary--The person(s) designated to receive any Death Benefit under the terms of the Contract.

Contingent Annuitant--The person you may name in the application who becomes the Annuitant when the Primary Annuitant dies. The Contingent Annuitant must be designated before the death of the Primary Annuitant.


Contract Maintenance Charge--For contracts with an Annuity Account Value of less than $50,000 on the applicable contract anniversary date, an annual charge of $25 applies. Also, if your Annuity Account Value falls below $50,000, the Contract Maintenance Charge will apply until the next applicable Contract anniversary date that your Annuity Account Value is equal to or greater than $50,000.


Contributions--The amount of money you invest or deposit into your annuity.

Death Benefit--The amount payable to the Beneficiary when the Owner or the Annuitant dies.

Distribution Period--The period starting with your Payout Commencement Date.

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Schwab Select Annuity Structure

                              Your Annuity Account


     Variable Account                           Fixec Account
Contains the money you contribute      Contains the money you contribute to
 to variable investment options            fixed investment options
    (the Sub-accounts)                    (the Guarantee Period Fund)


         Sub-Accounts                       Guarantee Period Fund
Shares of the Portfolio are held      You can choose a guarantee period of
    in Sub-Accounts.  there is one           three to ten years
  Sub-Account for each Portfolio

          Portfolio


Your total Annuity Account can be made up of a variable and a fixed account.

--------------------------------------------------------------------------------

Effective Date--The date on which the first Contribution is credited to your Annuity Account.

Fixed Account Value--The value of the fixed investment option credited to you under the Annuity Account.

Guarantee Period--The number of years available in the Guarantee Period Fund during which Great-West will credit a stated rate of interest. Great-West may discontinue offering a period at any time for new Contributions. Amounts allocated to one or more guaranteed periods may be subject to a Market Value Adjustment.

Guarantee Period Fund--A fixed investment option which pays a stated rate of interest for a specified time period.

Guarantee Period Maturity Date--The last day of any Guarantee Period.

                                       5

Guaranteed Interest Rate--The minimum annual interest rate in effect that applies to each Guarantee Period at the time the Contribution is made.

Market Value Adjustment (or MVA)--An amount added to or subtracted from certain transactions involving the Guarantee Period Fund to reflect the impact of changing interest rates

Non-Qualified Annuity Contract--An annuity contract funded with money outside a tax qualified retirement plan.

Owner (Joint Owner) or You--The person(s) named in the application who is entitled to exercise all rights and privileges under the Contract, while the Annuitant is living. Joint Owners must be husband and wife as of the date the Contract is issued. The Annuitant will be the Owner unless otherwise indicated in the application. If a Contract is purchased in connection with an IRA, the Owner and the Annuitant must be the same individual and a Joint Owner is not allowed.

Payout Commencement Date--The date on which annuity payouts or periodic withdrawals begin under a payout option. The Payout Commencement Date must be at least one year after the Effective Date of the Contract. If you do not indicate a Payout Commencement Date on your application, annuity payouts will begin on the first day of the month of the Annuitant's 91st birthday.

Portfolio--A registered management investment company, or portfolio thereof, in which the assets of the Annuity Account may be invested.

Premium Tax--A tax charged by a state or other governmental authority. Varying by state, the current range of Premium Taxes is 0% to 3.5% and may be assessed at the time you make a Contribution or when annuity payments begin.


Primary Annuitant--See Annuitant, above; if a Contingent Annuitant is named in the application, the Primary Annuitant receives payments based on the applicable payout option during his/her lifetime and payments continue, after the death of the Primary Annuitant, for the life of the surviving Contingent Annuitant.


Request--Any written, telephoned, or computerized instruction in a form satisfactory to Great-West and Charles Schwab & Co., Inc. ("Schwab") received at the Annuity Administration Department at Great-West (or other annuity service center subsequently named) from you, your designee (as specified in a form acceptable to Great-West and Schwab) or the Beneficiary (as applicable) as required by any provision of the Contract.


Series Account--Variable Annuity-1 Series Account; the segregated asset account established by Great-West under Colorado law and registered as a unit investment trust under the Investment Company Act of 1940, as amended (the "1940 Act").


Sub-Account--A division of the Series Account containing the shares of a Portfolio. There is a Sub-Account for each Portfolio.


Surrender Value--The value of your Annuity Account with any applicable Market Value Adjustment on the effective date of the surrender, less Premium Tax, if any.

Transaction Date--The date on which any Contribution, Transfer or other Request from you will be processed. Contributions and Requests received after 4:00 p.m. Eastern Time will be priced on the next business day. Requests will be processed and the Variable Account Value will be determined on each day that the New York Stock Exchange ("NYSE") is open for trading.


Transfer--Moving money from and between the Sub-Account(s) and the Guarantee Period Fund.

Variable Account Value--The value of the Sub-Accounts credited to you under the Annuity Account.

                                        6

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Summary

The Schwab Select Annuity allows you to accumulate assets on a tax-deferred basis by investing in a variety of variable investment options (the Sub-Accounts) and a fixed investment option (the Guarantee Period Fund). The performance of your Annuity Account will vary with the investment performance of the Portfolios corresponding to the Sub-Accounts you select. You bear the entire investment risk for all amounts invested in them. Depending on the performance of the Sub-Accounts you select, your Variable Account Value could be less than the total amount of your Contributions.

Further, the Guarantee Period Fund may be subject to a Market Value Adjustment which may increase or decrease the amount Transferred or withdrawn from the value of a Guarantee Period if the Guarantee Period is broken prior to the Guarantee Period Maturity Date. A negative adjustment may result in an effective interest rate lower than the Guaranteed Interest Rate and the value of the Contribution(s) allocated to a Guarantee Period being less than the Contribution(s) made.

The Schwab Select Annuity can be purchased on a non-qualified basis or purchased and used in connection with an IRA. You can also purchase it through a 1035 Exchange from another insurance contract.

Tax deferral under IRAs arises under the Code. Tax deferral under non-qualified contracts arises under the Contract.

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How to contact Schwab Insurance Services:
Schwab Insurance Services
101 Montgomery Street
San Francisco, CA 94104

Attention:  Insurance & Annuities Department
800-838-0650
Email: annuities@schwab.com
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Your initial Contribution must be at least $5,000, $2,000 if an IRA, or $1,000 if you are setting up an Automatic Contribution Plan. Subsequent Contributions must be either $500, or $100 if made through an Automatic Contribution Plan.

The money you contribute to the Contract will be invested at your direction, except that in some states during your "free look period" your payment will be allocated to the Schwab Money Market Sub-Account. The duration of your free look period depends on your state law and is generally 10 days after you receive your Contract. Free look allocations are described in more detail on page 18 of this Prospectus.


Prior to the Payout Commencement Date, you can withdraw all or a part of your Annuity Account Value. There are no surrender or withdrawal charges. Certain withdrawals may be subject to federal income tax as well as a federal penalty tax.

When you're ready to start taking money out of your Contract, you can select from a variety of payout options, including variable and fixed annuity payouts as well as periodic withdrawals.


If the Annuitant dies before the Annuity Commencement Date, we will pay the Death Benefit to the Beneficiary you select. If the Owner dies before the entire value of the Contract is distributed, the remaining value will be distributed according to the rules outlined in the "Death Benefit" section on page 23.

For accounts under $50,000 as of each Contract anniversary date, we deduct a $25 annual Contract Maintenance Charge from the Annuity Account Value on each such Contract anniversary date. There is no annual Contract Maintenance Charge for accounts of $50,000 or more. We also deduct a mortality and expense risk charge from your Sub-Accounts at the end of each daily valuation period equal to an effective annual rate of 0.85% of the value of the net assets in your Sub-Accounts. Each Portfolio assesses a charge for management fees and other expenses. These fees and expenses are detailed in this Prospectus.

You may cancel your Contract during the free look period by sending it to the Annuity Administration Department at Great-West. If you are replacing an existing insurance contract with the Contract, the free look period may be extended based on your state of residence. Free look allocations are described in more detail on page 18 of this Prospectus.


This summary highlights some of the more significant aspects of the Schwab Select Annuity. You'll find more detailed information about these topics throughout the Prospectus and in your Contract. Please keep them both for future reference.

                                        7

VARIABLE ANNUITY FEE TABLES


The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract. The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options. State Premium Taxes may also be deducted.


                       Contract Owner Transaction Expenses

Sales Load Imposed on Purchases:                          None
(as a percentage of purchase payments)

Surrender Charge:                                         None
(as a percentage of purchase payments)

Maximum Transfer Charge:                                  $10*

*Applicable to each Transfer after the first twelve Transfers in each calendar year.

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Portfolio fees and expenses.

Annual Contract Maintenance Charge                        $25*

*The Contract Maintenance Charge is currently waived for Contracts with an Annuity Account Value of at least $50,000 on the applicable Contract anniversary date. If your Annuity Account Value falls below $50,000, the Contract Maintenance Charge will be reinstated until the next applicable Contract anniversary date that your Annuity Account Value is equal to or greater than $50,000.


The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Portfolio fees and expenses.


                         Series Account Annual Expenses
               (as a percentage of average Annuity Account Value)

Mortality and Expense Risk Charge:                        0.85%

Account Fees and Expenses:                                 None

Total Series Account Annual Expenses:                     0.85%

The next item shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. More detail concerning each Portfolio's fees and expenses is contained in the prospectus for each Portfolio.

                                       8

Total Annual Portfolio Operating Expenses                 Minimum       Maximum

(Expenses that are deducted from Portfolio assets, including management fees, distribution and/or

service (12b-1) fees, and other expenses)                  0.32%    --  1.61%(1)



THE ABOVE EXPENSES FOR THE PORTFOLIOS WERE PROVIDED BY THE PORTFOLIOS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.



(1) The expenses shown do not reflect any fee waiver or expense reimbursement. The advisers and/or other service providers of certain Portfolios have agreed to reduce their fees and/or reimburse the Portfolios' expenses in order to keep the Portfolios' expenses below specified limits. The expenses of certain Portfolios are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through May 1, 2004. Other Portfolios have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Operating Expenses for all Portfolios after all fee reductions and expense reimbursements are 0.28% and 1.44%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Portfolio's prospectus.

                                       9


EXAMPLE

This example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include Contract Owner transaction expenses, Contract fees, Series Account annual expenses, and Portfolio fees and expenses.


This example assumes that you invest $10,000 in the Contract for the time periods indicated. The example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Portfolios. In addition, this example assumes no Transfers were made and no Premium Taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This example also does not take into consideration any fee waiver or expense reimbursement arrangements of the Portfolios. If these arrangements were taken into consideration, the expenses shown would be lower.


Although your actual costs may be higher or lower, based on these assumptions, your costs if you retain your Contract, annuitize your Contract or if you surrender your Contract at the end of the applicable time period, would be:


        1 year        3 years       5 years        10 years
        $257           $830          $1,488         $3,577

The example does not show the effect of Premium Taxes. Premium Taxes (ranging from 0% to 3.5%) are deducted from Annuity Account Value upon full surrender, death or annuitization. The example also does not include any of the taxes or penalties you may be required to pay if you surrender your Contract.

The Variable Annuity Fee Tables and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. Similarly, the 5% annual rate of return assumed in the example is not an estimate or a guarantee of future investment performance. See "Charges and Deductions" on page 25 of this prospectus.


                                      10

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Condensed Financial Information

Attached as Appendix A is a table showing selected information concerning accumulation units for each Sub-Account for each calendar year since inception. An accumulation unit is the unit of measure that we use to calculate the value of your interest in a Sub-Account. The accumulation unit values do not reflect the deduction of certain charges that are subtracted from your Annuity Account Value, such as the Contract Maintenance Charge. The information in the table is included in the Series Account's financial statements, which have been audited by Deloitte & Touche LLP, independent auditors. To obtain a more complete picture of each Sub-Account's finances and performance, you should also review the Series Account's financial statements, which are in the Statement of Additional Information.

--------------------------------------------------------------------------------
Great-West Life & Annuity Insurance Company

Great-West is a stock life insurance company that was originally organized under the laws of the state of Kansas as the National Interment Association. Our name was changed to Ranger National Life Insurance Company in 1963 and to Insuramerica Corporation prior to changing to our current name in 1982. In September of 1990, we redomesticated under the laws of the state of Colorado.

Great-West is an indirect, wholly-owned subsidiary of Great-West Lifeco Inc. ("Lifeco"), a holding company. Lifeco is in turn a subsidiary of Power Financial Corporation, a financial services company. Power Corporation of Canada, a holding and management company, has voting control of Power Financial Corporation. Mr. Paul Desmarais, through a group of private holding companies, which he controls, has voting control of Power Corporation of Canada. On July 10, 2003, Great-West acquired Canada Life Financial Corporation ("Canada Life"). Canada Life is a Canadian based insurance company with business principally in Canada, the United Kingdom, the United States and Ireland. In the United States, Canada Life sells individual and group insurance and annuity products.

We are authorized to do business in 49 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands and Guam.

The Series Account

We established the Variable Annuity-1 Series Account in accordance with Colorado laws on July 24, 1995.

The Series Account is registered with the SEC under the 1940 Act, as a unit investment trust. Registration under the 1940 Act does not involve supervision by the SEC of the management or investment practices or policies of the Series Account.

We own the assets of the Series Account. The income, gains or losses, realized or unrealized, from assets allocated to the Series Account are credited to or charged against the Series Account without regard to our other income gains or losses.

We will at all times maintain assets in the Series Account with a total market value at least equal to the reserves and other liabilities relating to the variable benefits under all Contracts participating in the Series Account. Those assets may not be charged with our liabilities from our other business. Our obligations under those Contracts are, however, our general corporate obligations.


The Series Account is divided into 41 Sub-Accounts, all of which are available under the Contract. Each Sub-Account invests exclusively in shares of a corresponding investment Portfolio of a registered investment company (commonly known as a mutual fund). We may in the future add new, or delete existing, Sub-Accounts. The income, gains or losses, realized or unrealized, from assets allocated to each Sub-Account are credited to or charged against that Sub-Account without regard to the other income, gains or losses of the other Sub-Accounts. All amounts allocated to a Sub-Account will be fully invested in Portfolio shares.


We hold the assets of the Series Account. We keep those assets physically segregated and held separate and apart from our general account assets. We maintain records of all purchases and redemptions of shares of the Portfolios.

--------------------------------------------------------------------------------
The Portfolios

The Contract offers a number of Portfolios, corresponding to the Sub-Accounts. Each Sub-Account invests in a single Portfolio. Each Portfolio is a separate mutual fund registered under the 1940 Act. More comprehensive information, including a discussion of potential risks, is found in the current prospectuses for the Portfolios (the "Portfolio Prospectuses"). The Portfolio Prospectuses should be read in connection with this Prospectus. You may obtain a copy of the Portfolio Prospectuses without charge by request.

Each Portfolio:

o       holds its assets separate from the assets of the other Portfolios,
o       has its own distinct investment objective and policy, and
o       operates as a separate investment fund.

The income, gains and losses of one Portfolio generally have no effect on the investment performance of any other Portfolio.

                                       11

The Portfolios are not available to the general public directly. The Portfolios are only available as investment options in variable annuity contracts or variable life insurance policies issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans.

Some of the Portfolios have been established by investment advisers which manage publicly available mutual funds having similar names and investment objectives. While some of the Portfolios may be similar to, and may in fact be modeled after publicly available mutual funds, you should understand that the Portfolios are not otherwise directly related to any publicly available mutual fund. Consequently, the investment performance of publicly available mutual funds and any corresponding Portfolios may differ. The investment objectives of the Portfolios are briefly described below:

The Alger American Fund-- advised by Fred Alger Management, Inc. of New York, New York.

Alger American Growth Portfolio - Class O Shares seeks long-term capital appreciation. It focuses on growing companies that generally have broad product lines, markets, financial resources and depth of management. Under normal circumstances, the Portfolio invests primarily in the equity securities of large companies. The Portfolio considers a large company to have a market capitalization of $1 billion or greater.

Alger American MidCap Growth Portfolio - Class O Shares seeks long-term capital appreciation. It focuses on midsized companies with promising growth potential. Under normal circumstances, the Portfolio invests primarily in the equity securities of companies having a market capitalization within the range of companies in the Russell MidCap Growth Index.


Alliance Variable Products Series Fund, Inc.-- advised by Alliance Capital Management, L.P., New York, New York.


AllianceBernstein VP Utility Income Portfolio - Class A Shares seeks current income and capital appreciation. The Portfolio invests, under normal circumstances, at least 80% of its net assets in securities of companies in the utilities industry. The Portfolio invests primarily in income-producing securities. The Portfolio invests in securities of utility companies in the electric, telecommunications, gas, and water utility industries. The Portfolio may invest in both U.S. and foreign utility companies, although the Portfolio will limit its investments in issuers in any one foreign country to no more than 15% of its total assets. The Portfolio may invest up to 35% of its net assets in lower-rated securities and up to 30% of its net assets in convertible securities.

American Century Variable Portfolios, Inc. -- advised by American Century(R) Investment Management, Inc. of Kansas City, Missouri, advisers to the American Century family of mutual funds.

American Century VP Balanced Fund - Original Class Shares seeks long-term capital growth and current income by investing approximately 60% of its assets in equity securities and the remainder in bonds and other fixed-income securities.

American Century VP International Fund - Original Class Shares seeks long-term capital growth by investing primarily in equity securities of foreign companies. The Fund invests primarily in securities of issuers in developed countries.

American Century VP Value Fund - Original Class Shares seeks long-term capital growth. Income is a secondary objective. The fund managers look for companies whose stock price is less than they believe the company is worth. The managers attempt to purchase stock of these undervalued companies and hold them until their stock price has increased to, or is higher than, a level the managers believe more accurately reflects the fair value of the company.

Baron Capital Funds Trust-- advised by BAMCO, Inc. of New York, New York.


Baron Capital Asset Fund: Insurance Shares seeks capital appreciation through investments in small and medium sized companies with undervalued assets or favorable growth prospects. The Fund invests primarily in small sized companies with market capitalizations of under $2.5 billion and medium sized companies with market values of $2.5 billion to $8 billion.


Delaware VIP Trust -- advised by Delaware Management Company, Philadelphia, Pennsylvania.


Delaware VIP Small Cap Value Series - Standard Class seeks capital appreciation by investing, under normal circumstances, at least 80% of the Series' net assets in investments of small companies, those having a market capitalization generally less than $2 billion at the time of purchase. Our focus will be on value stocks, defined as stocks whose price is historically low based on a given financial measure such as profits, book value, or cash flow.

                                       12

Dreyfus Investment Portfolios - advised by The Dreyfus Corporation of New York, New York.

Dreyfus Investment Portfolios MidCap Stock Portfolio - Initial Shares seeks investment results that are greater than the total return performance of publicly traded common stocks of medium-size domestic companies in the aggregate, as represented by the Standard & Poor's MidCap 400(R) Index. To pursue this goal, the Portfolio normally invests at least 80% of its assets in stocks of mid-size companies. The Portfolio's stock investments may include common stocks, preferred stocks, convertible securities and depository receipts, including those issued in initial public offerings or shortly thereafter.

Dreyfus Variable Investment Fund--advised by The Dreyfus Corporation of New York, New York. The Dreyfus Variable Investment Fund Appreciation Portfolio is sub-advised by Fayez Sarofim & Co.


Dreyfus Variable Investment Fund Appreciation Portfolio - Initial Shares seeks long-term capital growth consistent with the preservation of capital; current income is its secondary goal. To pursue these goals, the portfolio invests in common stocks focusing on "blue-chip" companies with total market values of more than $5 billion at the time of purchase. Fayez Sarofim & Co. is the sub-adviser to this Portfolio and, as such, provides day-to-day management.

Dreyfus Variable Investment Fund Developing Leaders Portfolio - Initial Shares seeks to maximize capital appreciation. To pursue this goal, under normal circumstances the Portfolio invests primarily in small-cap companies which are companies with total market capitalizations of less than $2 billion at the time of purchase. The Portfolio may continue to hold the securities of companies as their market capitalizations grow and thus, at any given time, a substantial portion of the Portfolio's holdings may have market capitalizations in excess of $2 billion. The investments may include common stocks, preferred stocks and convertible securities including those issued in initial public offerings.

Dreyfus Variable Investment Fund Growth and Income Portfolio - Initial Shares seeks long-term capital growth, current income and growth of income consistent with reasonable investment risk. To pursue this goal, the Portfolio seeks to invest in stocks, bonds and money market instruments of domestic and foreign issuers.

Federated Insurance Series -- advised by Federated Investment Management Company of Pittsburgh, Pennsylvania.

Federated American Leaders Fund II - Primary Shares seeks to achieve long-term growth of capital as a primary objective and seeks to provide income as a secondary objective by investing primarily (under normal circumstances) in common stocks of "blue chip" companies.

Federated Fund for U.S. Government Securities II seeks to provide current income by investing primarily in U.S. government securities, including mortgage-backed securities issued by U.S. government agencies.

Federated Capital Income Fund II seeks to provide high current income and moderate capital appreciation by investing primarily in both equity and fixed income securities that have high relative income potential.


Gartmore Variable Insurance Trust -- advised by Gartmore Mutual Fund Capital Trust of Delaware, and sub-advised by The Dreyfus Corporation of New York, New York.

Dreyfus GVIT Mid Cap Index Fund - Class II seeks capital appreciation. Under normal conditions, the Fund invests at least 80% of its net assets in equity securities of companies included in the S&P MidCap 400(R) Index and in derivative instruments linked to the index.


INVESCO Variable Investment Funds, Inc.-- advised by INVESCO Funds Group, Denver, Colorado.


INVESCO VIF-Core Equity Fund seeks to provide high total return through both growth and current income. The Fund normally invests at least 80% of its net assets in common and preferred stocks. At least

                                       13

50% of common and preferred stocks which the Fund holds will be dividend-paying. Stocks selected for the Fund are generally expected to produce income and consistent, stable returns. Although the Fund focuses on the stocks of larger companies with a history of paying dividends, it also may invest in companies that have not paid regular dividends. The Fund's equity investments are limited to stocks that can be traded easily in the United States. It may, however, invest in foreign securities in the form of American Depositary Receipts ("ADRs").


INVESCO VIF-High Yield Fund seeks a high level of current income by investing primarily in bonds and other debt securities. It also seeks capital appreciation. It normally invests at least 80% of its net assets in a diversified portfolio of high yield corporate bonds rated below investment grade or bonds deemed by INVESCO to be of comparable quality, commonly called "junk bonds," and preferred stock with below investment grade ratings or those deemed by INVESCO to be of comparable quality. These investments generally offer higher rates of return but are riskier than investments in securities of issuers with higher credit ratings. A portion of the Fund's assets may be invested in other securities such as corporate short-term notes, repurchase agreements, and money market funds. There are no limitations on the maturities held by the Fund, and the Fund's average maturity will vary as INVESCO responds to interest rates.


INVESCO VIF-Technology Fund seeks capital growth and normally invests at least 80% of its net assets in equity securities and equity-related instruments of companies engaged in technology-related industries. These include, but are not limited to, various applied technologies, hardware, software, semiconductors, telecommunications equipment and services, and service-related companies in information technology. Many of these products and services are subject to rapid obsolescence, which may lower the market value of the securities of the companies in this sector. At any given time, 20% of the Fund's assets is not required to be invested in the sector. As a sector fund, the portfolio is concentrated in a comparatively narrow segment of the economy. This means the Fund's investment concentration in a sector is higher than most mutual funds and the broad securities markets. Consequently, the Fund tends to be more volatile than other mutual funds, and the value of its portfolio investments and consequently the value of an investment in the Fund tend to go up and down more rapidly.


Janus Aspen Series -- advised by Janus Capital Management LLC of Denver,
Colorado.

Janus Aspen Series Balanced Portfolio - Institutional Shares seeks long-term capital growth, consistent with preservation of capital and balanced by current income. The Portfolio normally invests 40-60% of its assets in securities selected primarily for their growth potential and 40-60% of its assets in securities selected primarily for their income potential. The Portfolio will normally invest at least 25% of its assets in fixed-income senior securities.


Janus Aspen Series Flexible Income Portfolio - Institutional Shares seeks to obtain maximum total return, consistent with preservation of capital. The Portfolio invests in a wide variety of income-producing securities such as corporate bonds and notes, government securities, including agency securities, and preferred stock. As a fundamental policy, the Portfolio will invest at least 80% of its assets in income-producing securities. The Portfolio will invest at least 65% of its assets in investment grade debt securities and will maintain an average-weighted effective maturity of five to ten years. The Portfolio will limit its investment in high-yield/high-risk bonds to less than 35% of its net assets.

Janus Aspen Series Growth Portfolio - Institutional Shares seeks long-term growth of capital in a manner consistent with the preservation of capital. The Portfolio invests primarily in common stocks selected for their growth potential. Although the Portfolio can invest in companies of any size, it generally invests in larger, more established companies.


Janus Aspen Series Growth and Income Portfolio - Institutional Shares seeks to provide long-term capital growth and current income through investment of up to 75% of its assets in equity securities selected primarily for their growth potential and at least 25% of its assets in securities the portfolio manager believes have income potential.

Janus Aspen Series International Growth Portfolio - Institutional Shares seeks long-term growth of capital. The Portfolio invests under normal circumstances at least 80% of its net assets in securities of issuers from at least five different countries, excluding the U.S. Although the Portfolio intends to invest substantially all of its assets in issuers located outside the U.S., it may at times invest in U.S. issuers and, under unusual circumstances, it may at times invest all of its assets in fewer than five countries or even a single country.


Janus Aspen Series Worldwide Growth Portfolio - Institutional Shares seeks long-term growth of capital in a manner consistent with the preservation of capital. The Portfolio invests primarily in common stocks of any size located throughout the world. The Portfolio normally invests in issuers from at least five different countries, including the U.S. The Portfolio may at times, under unusual circumstances, invest in fewer than five countries or even a single country.

Oppenheimer Variable Account Funds - advised by OppenheimerFunds, Inc. of New York, New York.

Oppenheimer Global Securities Fund/VA seeks long term capital appreciation by investing a substantial portion of assets in securities of foreign issues "growth-type" companies, cyclical industries and special situations that are considered to have appreciation possibilities.

PIMCO Variable Insurance Trust -- advised by Pacific Investment Management Company LLC of Newport Beach, California.

PIMCO VIT High Yield Portfolio seeks maximum total return, consistent with preservation of capital and prudent investment management. The Portfolio seeks to achieve its investment object by investing under normal circumstances at least 80% of its assets in a diversified portfolio of high yield securities ("junk bonds") rated below investment grade but rated at least B by Moody's or S&P, or, if unrated, determined by PIMCO to be of comparable quality. Effective June 1, 2004, the High Yield Portfolio's quality guideline will change, permitting the Portfolio to invest in securities with lower-quality credit ratings. Under the new guidelines, the Portfolio will invest at least 80% of its assets in a diversified portfolio of high yield securities rated below investment

                                       14

grade but rated at least Caa (subject to a maximum of 5% of total assets in securities rated Caa) by Moody's or S&P, or, if unrated, determined by PIMCO to be of comparable quality. The remainder of the Portfolio's assets may be invested in investment grade fixed income instruments. The average portfolio duration normally varies within a two-to-six-year time frame based on PIMCO's forecast for interest rates. The Portfolio may invest up to 15% of its assets in euro-denominated securities and may invest without limit in U.S. dollar-denominated securities of foreign issuers. The Portfolio normally will hedge at least 75% of its exposure to the euro to reduce the risk of loss due to fluctuations in currency exchange rates. The Portfolio may invest up to 25% of its assets in derivative instruments, such as options, futures contracts or swap agreements. The Portfolio may invest all of its assets in mortgage-or asset-backed securities. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The "total return" sought by the Portfolio consists of income earned on the Portfolio's investments, plus capital appreciation, if any, which generally arises from decreases in interest rates or improving credit fundamentals for a particular sector or security.


PIMCO VIT Low Duration Portfolio seeks maximum total return, consistent with preservation of capital and prudent investment management. The Portfolio seeks to achieve its investment objective by investing under normal circumstances, at least 65% of its total assets in a diversified portfolio of fixed income instruments of varying maturities. The average portfolio duration of this Portfolio normally varies within a one- to three-year time frame based on PIMCO's forecast for interest rates. The Portfolio invests primarily in investment grade debt securities, but may invest up to 10% of its total assets in high-yield securities ("junk bonds") rated B or higher by Moody's or S&P, or, if unrated, determined by PIMCO to be of comparable quality. The Portfolio may invest up to 20% of its total assets in securities denominated in foreign currencies, and may invest beyond this limit in U.S. dollar-denominated securities of foreign issuers. The Portfolio will normally hedge at least 75% of its exposure to foreign currency to reduce the risk of loss due to fluctuations in currency exchange rates. The Portfolio may invest all of its assets in derivative instruments, such as options, futures contracts or swap agreements, or in mortgage- or asset-backed securities. The Portfolio may lend its portfolio securities to brokers, dealers and other financial institutions to earn income. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The "total return" sought by the Portfolio consists of income earned on the Portfolio's investments, plus capital appreciation, if any, which generally arises from decreases in interest rates or improving credit fundamentals for a particular sector or security.

Prudential Series Fund, Inc.-- advised by Prudential Investments LLC of Newark, New Jersey.


Prudential Series Fund Equity Portfolio Class II seeks capital appreciation through investment primarily in common stocks of companies, including major established corporations as well as smaller capitalization companies, that appear to offer attractive prospects of price appreciation that is superior to broadly-based stock indices. Current income, if any, is incidental.


SAFECO Resource Series Trust -- advised by SAFECO Asset Management Company of Seattle, Washington.


SAFECO RST Core Equity Portfolio (formerly SAFECO RST Equity Portfolio) To achieve its objective, under normal circumstances the Portfolio invests at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities and, to a much lesser extent, invests in equity-related securities.

SAFECO RST Growth Opportunities Portfolio To achieve its objective, under normal circumstances the Portfolio invests most of its assets in common stocks of companies the advisor considers to be reasonably priced or undervalued, with above average growth potential.

SAFECO RST Small Cap Value Portfolio (formerly SAFECO RST Small Company Value Portfolio) To achieve its objective, under normal circumstances the Portfolio invests at least 80% of its net assets (plus any borrowings for investment purposes) inequity and equity-related securities of companies with total market capitalization at the time of investment of less than $1.5 billion.


Schwab Annuity Portfolios-- advised by Charles Schwab Investment Management, Inc. of San Francisco, California.


Schwab MarketTrack Growth Portfolio II(TM) seeks to provide high capital growth with less volatility than an all stock portfolio by investing in a mix of stocks, bonds, and cash equivalents either directly or through investment in other mutual funds.

Schwab Money Market Portfolio(TM) seeks the highest current income consistent with liquidity and stability of capital. This Portfolio is neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any other government agency. There can be no assurance that it will be able to maintain a stable net asset value of $1.00 per share.


Schwab S&P 500 Portfolio seeks to track the price and dividend performance (total return) of stocks of U.S.

                                       15


companies, as represented in the Standard & Poor's Composite Index of 500 stocks.

Scudder Variable Series I-- advised by Deutsche Investment Management Americas, Inc. of New York, New York.

Scudder Variable Series I Capital Growth Portfolio - Class A Shares seeks to maximize long-term capital growth through a broad and flexible investment program. The Portfolio invests at least 65% of its total assets in common stocks of U.S. companies. Although the Portfolio can invest in companies of any size, it generally focuses on established companies that are similar in size to the companies in the S&P 500 Index or the Russell 1000 Growth Index.


Scudder Variable Series I Growth and Income Portfolio - Class A Shares seeks long-term growth of capital, current income and growth of income. The Portfolio invests at least 65% of its total assets in equities, mainly common stocks. Although the Portfolio can invest in companies of any size and from any country, it invests primarily in large U.S. companies.


The Scudder Investment VIT Funds--- advised by Deutsche Asset Management Americas, Inc. of New York, New York and sub-advised by Northern Trust Investments, Inc. of Chicago, Illinois.

Scudder VIT EAFE(R) Equity Index Fund - Class A Shares seeks to replicate, as closely as possible, before the deduction of expenses, the performance of the Morgan Stanley Capital International ("MSCI") EAFE(R) Index ("EAFE(R) Index") which emphasizes stocks of companies in major markets in Europe, Australasia and the Far East.

Scudder VIT Small Cap Index Fund - Class A Shares The Fund seeks to replicate, as closely as possible, before the deduction of expenses, the performance of the Russell 2000 Index which emphasizes stocks of small US companies.


The Strong Variable Insurance Funds, Inc.-- advised by Strong Capital Management, Inc. of Milwaukee, Wisconsin.

Strong Multi Cap Value Fund II invests, under normal conditions, at least 80% of its net assets in common stocks of small-, medium-, and large-capitalization companies that the Fund's manager believes are undervalued relative to the market based on earnings, cash flow, or asset value. The Fund's manager specifically looks for companies whose stock prices may benefit from a positive dynamic of change, such as a new management team, a new product or service, a corporate restructuring, an improved business plan, industry consolidation, or positive timing in the business cycle. The Fund may also invest up to 30% of its net assets in foreign securities. The manager may sell a stock when he believes fundamental changes will hurt the company over the long term or when its price becomes excessive.

The Universal Institutional Funds, Inc.-- advised by Morgan Stanley Investment Management Inc. ("MSIM") of New York, New York. MSIM does business in certain instances as "Van Kampen."

Universal Institutional Funds U.S. Real Estate Portfolio - Class I Shares seeks above average current income and long-term capital appreciation by investing primarily in equity securities of companies engaged in the U.S. real estate industry, including real estate investment trusts.

Meeting Investment Objectives

Meeting investment objectives depends on various factors, including, but not limited to, how well the Portfolio managers anticipate changing economic and market conditions. There is no guarantee that any of these Portfolios will achieve their stated objectives.

Where to Find More Information About the Portfolios


Additional information about the investment objectives and policies of all the Portfolios and the investment advisory and administrative services and charges can be found in the current Portfolio Prospectuses, which can be obtained without charge from the Schwab Insurance Center. You may also visit www.schwab.com or www.schwaballiance.com (for clients of investment managers who are Schwab Alliance customers).


The Portfolio Prospectuses should be read carefully before any decision is made concerning the allocation of Contributions to, or Transfers among, the Sub-Accounts.

Addition, Deletion or Substitution

Great-West does not control the Portfolios and cannot guarantee that any of the Portfolios will always be available for allocation of Contributions or Transfers. We retain the right to make changes in the Series Account and in its investments.

Great-West and GWFS Equities, Inc. ("GWFS") reserve the right to discontinue the offering of any Portfolio. If a Portfolio is discontinued, we may substitute shares of another Portfolio or shares of another investment company for the discontinued Portfolio's shares. Any share substitution will comply with the requirements of the 1940 Act.

                                       16

If you are contributing to a Sub-Account corresponding to a Portfolio that is being discontinued, you will be given notice prior to the Portfolio's elimination.

Based on marketing, tax, investment and other conditions, we may establish new Sub-Accounts and make them available to Owners at our discretion. Each additional Sub-Account will purchase shares in a Portfolio or in another mutual fund or investment vehicle.

If, in our sole discretion, marketing, tax, investment or other conditions warrant, we may also eliminate one or more Sub-Accounts. If a Sub-Account is eliminated, we will notify you and request that you reallocate the amounts invested in the eliminated Sub-Account.

--------------------------------------------------------------------------------
The Guarantee Period Fund


The Guarantee Period Fund is not part of the Series Account. Amounts allocated to the Guarantee Period Fund will be deposited to, and accounted for, in a non-unitized market value separate account. As a result, you do not participate in the performance of the assets through unit values.


Consequently, these assets accrue solely to the benefit of Great-West and any gain or loss in the non-unitized market value separate account is borne entirely by Great-West. You will receive the Contract guarantees made by Great-West for amounts you contribute to the Guarantee Period Fund.


When you contribute or Transfer amounts to the Guarantee Period Fund, you select a new Guarantee Period from those available. All Guarantee Periods will have a term of at least three years for Contracts issued after June 1, 2003. Contributions allocated to the Guarantee Period Fund will be credited on the Transaction Date we receive them.

Each Guarantee Period will have its own stated rate of interest and maturity date determined by the date the Guarantee Period is established and the term you choose.

Currently, Guarantee Periods with annual terms of three to ten years are offered only in those states where the Guarantee Period Fund is available. The Guarantee Periods may change in the future, but this will not have an impact on any Guarantee Period already in effect.


The value of amounts in each Guarantee Period equals Contributions plus interest earned, less any Premium Tax, amounts distributed, withdrawn (in whole or in part), amounts Transferred or applied to an annuity option, periodic withdrawals and charges deducted under the Contract. If a Guarantee Period is broken, a Market Value Adjustment may be assessed (please see "Breaking a Guarantee Period" on page 18). Any amount withdrawn or Transferred prior to the Guarantee Period Maturity Date will be paid in accordance with the Market Value Adjustment formula. You can read more about Market Value Adjustments on page 18.


Investments of the Guarantee
Period Fund

We use various techniques to invest in assets that have similar characteristics to our general account assets--especially cash flow patterns. We will primarily invest in investment-grade fixed income securities including:

o Securities issued by the U.S. Government or its agencies or instrumentalities, which may or may not be guaranteed by the U.S. Government.
o Debt securities which have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investment Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating service.
o Other debt instruments, including, but not limited to, issues of banks or bank holding companies and of corporations, which obligations--although not rated by Moody's, Standard & Poor's, or other nationally recognized rating firms--are deemed by us to have an investment quality comparable to securities which may be purchased as stated above.
o Commercial paper, cash or cash equivalents and other short-term investments having a maturity of less than one year which are considered by us to have investment quality comparable to securities which may be purchased as stated above.

In addition, we may invest in futures and options solely for non-speculative hedging purposes. We may sell a futures contract or purchase a put option on futures or securities to protect the value of securities held in or to be sold for the general account or the non-unitized market value separate account if the securities prices are anticipated to decline. Similarly, if securities prices are expected to rise, we may purchase a futures contract or a call option against anticipated positive cash flow or may purchase options on securities.

The above information generally describes the investment strategy for the Guarantee Period Fund. However, we are not obligated to invest the assets in the Guarantee Period Fund according to any particular strategy, except as may be required by Colorado and other state insurance laws. The stated rate of interest that we establish will not necessarily relate to the performance of the non-unitized market value separate account.

Subsequent Guarantee Periods

                                       17

Before annuity payouts begin, you may reinvest the value of amounts in a maturing Guarantee Period in a new Guarantee Period of any length we offer at that time. On the quarterly statement you receive prior to the end of any Guarantee Period, we will notify you of the upcoming maturity of a Guarantee Period. The Guarantee Period available for new Contributions may be changed at any time, including between the date we notify you of a maturing Guarantee Period and the date a new Guarantee Period begins.

If you do not tell us where you would like the amounts in a maturing Guarantee Period allocated by the maturity date, we will automatically allocate the amount to a Guarantee Period of the same length as the maturing period. If the term previously chosen is no longer available, the amount will be allocated to the next shortest available Guarantee Period term. If none of the above are available, the value of matured Guarantee Periods will be allocated to the Schwab Money Market Sub-Account.

No Guarantee Period may mature later than six months after your Payout Commencement Date. For example, if a 3-year Guarantee Period matures and the Payout Commencement Date begins 1 3/4 years following its Guarantee Period Maturity Date, the matured value will be transferred to a 2-year Guarantee Period.

--------------------------------------------------------------------------------
Breaking a Guarantee Period

If you begin annuity payouts, Transfer or withdraw prior to the Guarantee Period Maturity Date, you are breaking a Guarantee Period. When we receive a request to break a Guarantee Period and you have another Guarantee Period that is closer to its maturity date, we will break that Guarantee Period first.

If you break a Guarantee Period, you may be assessed an interest rate adjustment called a Market Value Adjustment.

Interest Rates

The declared annual rates of interest are guaranteed throughout the Guarantee Period. For Guarantee Periods not yet in effect, Great-West may declare interest rates different from those currently in effect. When a subsequent Guarantee Period begins, the rate applied will be equal to or more than the rate currently in effect for new Contracts with the same Guarantee Period.

The stated rate of interest must be at least equal to the Guaranteed Interest Rate, but Great-West may declare higher rates. The Guaranteed Interest Rate is based on the applicable state standard non-forfeiture law. The standard non-forfeiture rate in all states is 3%, except in Florida and Mississippi where it is 0%.

The determination of the stated interest rate is influenced by, but does not necessarily correspond to, interest rates available on fixed income investments which Great-West may acquire using funds deposited into the Guarantee Period Fund. In addition, Great-West considers regulatory and tax requirements, sales and administrative expenses, general economic trends and competitive factors in determining the stated interest rate.

Market Value Adjustment

Amounts you allocate to the Guarantee Period Fund may be subject to an interest rate adjustment called a Market Value Adjustment if, six months or more before a Guarantee Period Fund's Maturity Date, you:

o surrender your investment in the Guarantee Period Fund; o transfer money from the Guarantee Period Fund;
o    partially withdraw money from the Guarantee Period Fund;
o    take a periodic withdrawal;
o apply amounts from the Guarantee Period Fund to purchase an annuity to receive payouts from your account; or
o take a distribution from the Guarantee Period Fund upon the death of the Owner or the Annuitant.

The Market Value Adjustment will not apply to any Guarantee Period having fewer than six months prior to the Guarantee Period Maturity Date in each of the following situations:

o    transfer to a Sub-Account offered under this Contract;
o    surrenders, partial withdrawals, annuitization or periodic withdrawals; or
o    a single sum payout upon death of the Owner or Annuitant.

A Market Value Adjustment may increase or decrease the amount payable on the above-described distributions. The formula for calculating Market Value Adjustments is detailed in Appendix B. Appendix B also includes examples of how Market Value Adjustments work.

--------------------------------------------------------------------------------
Application and Initial Contributions


The first step to purchasing the Schwab Select Annuity is to complete your Contract application and submit it with your initial minimum Contribution of $5,000, $2,000 if an IRA, or $1,000 if you are setting up an Automatic Contribution Plan. Initial Contributions can be made by check (payable to GWL&A) or transferred from a Schwab brokerage account.


If your application is complete, your Contract will be issued and your Contribution will be credited within two business days after receipt at the Annuity Administration Department at Great-West. Acceptance is subject to sufficient information in a form acceptable to us. We reserve the right to reject any application or Contribution.

If your application is incomplete, the Annuity Administration Department will complete the application from information Schwab has on file or contact you by telephone to obtain the required information. If the information necessary to complete your application is not received within five business days at the Annuity Administration

                                       18

Department, we will return to you both your check and the application. If you provide consent we will retain the initial Contribution and credit it as soon as we have completed your application.

--------------------------------------------------------------------------------
Free Look Period

During the free look period (ten days or longer where required by law), you may cancel your Contract. If you exercise the free look privilege, you must return the Contract to the Annuity Administration Department at Great-West.

Generally, Contributions will be allocated to the Sub-Accounts you selected on the application, effective upon the Transaction Date. During the free look period, you may change your Sub-Account allocations as well as your allocation percentages.

Contracts returned during the free look period will be void from the date we issued the Contract. In the majority of states, we will refund your current Annuity Account Value. This amount may be higher or lower than your Contributions, which means you bear the investment risk during the free look period.

Certain states require that we return the greater of your Annuity Account Value (less any surrenders, withdrawals, and distributions already received) or the amount of Contributions received. During the free look period, all Contributions will be processed as follows:

o Amounts you specify to be allocated to one or more of the available Guarantee Periods will be allocated as directed, effective upon the Transaction Date.
o Amounts you specify to be allocated to one or more of the Sub-Accounts will first be allocated to the Schwab Money Market Sub-Account until the end of the free look period. After the free look period is over, the Variable Account Value held in the Schwab Money Market Sub-Account will be allocated to the Sub-Accounts you selected on the application.

--------------------------------------------------------------------------------
Subsequent Contributions


Once your application is complete and we have received your initial Contribution, you can make subsequent Contributions at any time prior to the Payout Commencement Date, as long as the Annuitant is living. Additional Contributions must be at least $500, or $100 if made via an Automatic Contribution Plan. Total Contributions may exceed $1,000,000 only with our prior approval. Additional Contributions will be credited on the date received by the Annuity Administration Department at GWL&A if received before 4:00 p.m. Eastern Time and the NYSE is open for business. Additional Contributions received after 4:00 p.m. Eastern Time will be credited on the next business day the NYSE is open for business.


Subsequent Contributions can be made by check or via an Automatic Contribution Plan directly from your bank or savings account. You can designate the date you'd like your subsequent Contributions deducted from your account each month. If you make subsequent Contributions by check, your check should be payable to GWL&A.

You'll receive a confirmation of each Contribution you make upon its acceptance.

Great-West reserves the right to modify the limitations set forth in this section.

--------------------------------------------------------------------------------
Annuity Account Value

Prior to the Annuity Commencement Date, your Annuity Account Value is the sum of the Variable and Fixed Account Values established under your Contract.

Before your Annuity Commencement Date, the Variable Account Value is the total dollar amount of all accumulation units credited to you for each Sub-Account. Initially, the value of each accumulation unit was set at $10.00. Each Sub-Account's value prior to the Annuity Commencement Date is equal to:

o    net Contributions allocated to the corresponding Sub-Account,
o plus or minus any increase or decrease in the value of the assets of the Sub-Account due to investment results,
o    minus the daily mortality and expense risk charge,
o minus any applicable reductions for the Contract Maintenance Charge deducted on the Contract anniversary date,
o    minus any applicable Transfer fees, and
o    minus any withdrawals or Transfers from the Sub-Account.

The value of a Sub-Account's assets is determined at the end of each day that the NYSE is open for regular business (a "valuation date"). A valuation period is the period between successive valuation dates. It begins at the close of the NYSE (generally 4:00 p.m. Eastern Time) on each valuation date and ends at the close of the NYSE on the next succeeding valuation date.

                                       19

The Variable Account Value is expected to change from valuation period to valuation period, reflecting the investment experience of the selected Sub-Account(s), as well as the deductions for applicable charges.

Upon allocating Variable Account Values to a Sub-Account you will be credited with variable accumulation units in that Sub-Account. The number of accumulation units you will be credited is determined by dividing the portion of each Contribution allocated to the Sub-Account by the value of an accumulation unit. The value of the accumulation unit is determined and credited at the end of the valuation period during which the Contribution was received.

Each Sub-Account's accumulation unit value is established at the end of each valuation period. It is calculated by multiplying the value of that unit at the end of the prior valuation period by the Sub-Account's Net Investment Factor for the valuation period. The formula used to calculate the Net Investment Factor is discussed in Appendix C.

Unlike a brokerage account, amounts held under a Contract are not covered by the Securities Investor Protection Corporation ("SIPC").

--------------------------------------------------------------------------------
Transfers

Prior to the Annuity Commencement Date you may Transfer all or part of your Annuity Account Value among and between the Sub-Accounts and the available Guarantee Periods by Request to the Annuity Administration Department at Great-West.

Your Request must specify:

o    the amounts being Transferred;
o the Sub-Account(s) and/or Guarantee Period(s) from which the Transfer is to be made; and
o the Sub-Account(s) and/or Guarantee Period(s) that will receive the Transfer.


Currently, there is no limit on the number of Transfers you can make among the Sub-Accounts and the Guarantee Period Fund during any calendar year, subject to certain restrictions discussed in this section. We reserve the right to limit the number of Transfers you make.


There is no charge for the first twelve Transfers each calendar year, but there will be a charge of $10 for each additional Transfer made. The charge will be deducted from the amount Transferred. All Transfers made on a single Transaction Date will count as only one Transfer toward the twelve free Transfers. However, if a one-time rebalancing Transfer also occurs on the Transaction Date, it will be counted as a separate and additional Transfer.

A Transfer generally will be effective on the date the Request for Transfer is received by the Annuity Administration Department at Great-West if received before 4:00 p.m. Eastern Time. Requests received after 4:00 p.m. Eastern Time will be effective on the next business day we and the NYSE are open for business. Under current tax law, there will not be any tax liability to you if you make a Transfer.

Transfers involving the Sub-Accounts will result in the purchase and/or cancellation of accumulation units having a total value equal to the dollar amount being Transferred. The purchase and/or cancellation of such units is made using the Variable Account Value as of the end of the valuation date on which the Transfer is effective.

Transfers among the Sub-Accounts may also be subject to certain terms and conditions imposed by the Portfolios that could result in a Transfer request being rejected or the pricing for that Transfer delayed. Please review the respective Portfolio prospectus for details on any Portfolio level restrictions.


When you make a Transfer from amounts in a Guarantee Period before the Guarantee Period Maturity Date, the amount Transferred may be subject to a Market Value Adjustment as discussed on page 17. If you request in advance to Transfer amounts from a maturing Guarantee Period upon maturity, your Transfer will not count toward the 12 free Transfers and no Transfer fees will be charged.

Market Timing & Excessive Trading

The Contracts are intended for long-term investment and not for the purpose of market timing or excessive trading activity. In general, proposed SEC rules and the Portfolios define market timing activity to be the movement in and out of a Sub-Account in a five-day period designed to take advantage of short-term market fluctuations based upon expected increases in Sub-Account unit values. Excessive trading activity is defined as purchase and sale transactions of an Owner that occurs with such frequency and/or such size as to materially affect the Portfolio's ability to meet its investment objective in the judgment of the Portfolio. Portfolios may report suspected market-timing or excessive trading transfer activity. However, not all market timing or excessive trading transfer activity can be prevented, as it may not be possible to identify it unless and until a trading pattern is established. If suspected market timing or excessive trading activity is identified by the Portfolios, we will take corrective action at the request of the Portfolio consistent with the terms of the Contract and applicable law.


Possible Restrictions

                                       20

We reserve the right without prior notice to modify, restrict, suspend or eliminate the Transfer privileges (including telephone Transfers) at any time.

For example, Transfer restrictions may be necessary to protect you from the negative effect large and/or numerous Transfers can have on portfolio management. Moving significant amounts from one Sub-Account to another may prevent the underlying Portfolio from taking advantage of long-term investment opportunities because the Portfolio must maintain enough cash to cover the cancellation of accumulation units that results from a Transfer out of a Sub-Account. Moving large amounts of money may also cause a substantial increase in Portfolio transaction costs which must be indirectly borne by you.

As a result, we reserve the right to require that all Transfer Requests be made by you and not by your designee and to require that each Transfer Request be made by a separate communication to us. We also reserve the right to require that each Transfer Request be submitted in writing and be signed by you. Transfers among the Sub-Accounts may also be subject to such terms and conditions as may be imposed by the Portfolios.

Transfers among the Sub-Accounts may also be subject to certain terms and conditions imposed by the Portfolios that could result in a Transfer request being rejected or the pricing for that Transfer delayed. Please review the respective Portfolio prospectus for details on any Portfolio level restrictions.

Automatic Custom Transfers
Dollar Cost Averaging

You may arrange for systematic Transfers from any Sub-Account to any other Sub-Account. These systematic Transfers may be used to Transfer values from the Schwab Money Market Sub-Account to the other Sub-Accounts as part of a dollar cost averaging strategy. Dollar cost averaging allows you to buy more units when the price is low and fewer units when the price is high. Over time, your average cost per unit may be more or less than if you invested all your money at one time. However, dollar cost averaging does not assure a greater profit, or any profit, and will not prevent or necessarily alleviate losses in a declining market.

You can set up automatic dollar cost averaging on a monthly, quarterly, semi-annual or annual basis. Your Transfer will be initiated on the Transaction Date one frequency period following the date of the Request. For example, if you request quarterly Transfers on January 9th, your first Transfer will be made on April 9th and every three months on the 9th thereafter. Transfers will continue on that same day for each interval unless terminated by you or for other reasons as set forth in the Contract.

If there are insufficient funds in the applicable Sub-Account on the date your Transfer is scheduled, your Transfer will not be made. However, your dollar cost averaging Transfers will resume once there are sufficient funds in the applicable Sub-Account. Dollar cost averaging will terminate automatically when you start taking payouts from the Contract. Dollar cost averaging Transfers are not included in the twelve free Transfers allowed in a calendar year.

Dollar cost averaging Transfers must meet the following conditions:

o The minimum amount that can be Transferred out of the selected Sub-Account is $100.

o You must: (1) specify the dollar amount to be Transferred, (2) designate the Sub-Account(s) to which the Transfer will be made, and (3) designate the percentage of the dollar amount to be allocated to each Sub-Account into which you are Transferring money. The accumulation unit values will be determined on the Transfer date.

--------------------------------------------------------------------------------
How dollar cost averaging works:
 -------- --------- -------- --------
 Month Contribution Units      Price
                    Purchased  per
                               unit
 -------- --------- -------- --------
 -------- --------- -------- --------
 Jan.      $250       10     $25.00
 -------- --------- -------- --------
 -------- --------- -------- --------
 Feb.       250       12       20.83
 -------- --------- -------- --------
 -------- --------- -------- --------
 Mar.       250       20       12.50
 -------- --------- -------- --------
 -------- --------- -------- --------
 Apr.       250       20       12.50
 -------- --------- -------- --------
 -------- --------- -------- --------
 May        250       15       16.67
 -------- --------- -------- --------
 -------- --------- -------- --------
 June       250       12       20.83
 -------- --------- -------- --------
 Average   market   value  per  unit
 $18.06

 Investor's  average  cost  per unit
 $16.85

In the chart above, if all units had been purchased at one time at the highest unit value of $25.00, only 60 units could have been purchased with $1,500. By contributing smaller amounts over time, dollar cost averaging allowed 89 units to be purchased with $1,500 at an average unit price of $16.85. This investor purchased 29 more units at $1.21 less per unit than the average market value per unit of $18.06.

--------------------------------------------------------------------------------

You may not participate in dollar cost averaging and Rebalancer at the same time.

Great-West reserves the right to modify, suspend or terminate dollar cost averaging at any time.

Rebalancer

Over time, variations in each Sub-Account's investment results will change your asset allocation plan percentages. Rebalancer allows you to automatically reallocate your Variable Account Value to maintain your desired asset allocation. Participation in Rebalancer does not assure a

                                       21

greater profit, or any profit, nor will it prevent or necessarily alleviate losses in a declining market.

You can set up Rebalancer as a one-time Transfer or on a quarterly, semi-annual or annual basis. If you select to rebalance only once, the Transfer will take place on the Transaction Date of the Request. One-time Rebalancer Transfers count toward the twelve free Transfers allowed in a calendar year.

If you select to rebalance on a quarterly, semi-annual or annual basis, the first Transfer will be initiated on the Transaction Date one frequency period following the date of the Request. For example, if you request quarterly Transfers on January 9th, your first Transfer will be made on April 9th and every three months on the 9th thereafter. Transfers will continue on that same day for each interval unless terminated by you or for other reasons as set forth in the Contract. Quarterly, semi-annual and annual Transfers will not count toward the twelve free Transfers.

--------------------------------------------------------------------------------
How Rebalancer works:
--------------------------------------------------------------------------------
Suppose you purchased your annuity and you decided to allocate 60% of your initial contribution to stocks; 30% to bonds and 10% to cash equivalents as in this pie chart:

[GRAPHIC OMITTED]
Stocks 60%
        Large Company 30%
        Small Company 15%
        International 15%

Bonds  30%
Cash   10%



Now assume that stock portfolios outperform bond portfolios and cash equivalents over a certain period of time. Over this period, the unequal performance may alter the asset allocation of the above hypothetical plan to look like this:

[GRAPHIC OMITTED]
Stocks 75%
        Large Company 35%
        Small Company 20%
        International 20%

Bonds  20%
Cash    5%


Rebalancer automatically reallocates your Variable Account Value to maintain your desired asset allocation. In this example, the portfolio would be reallocated back to 60% in stocks; 30% in bonds; 10% in cash equivalents.

--------------------------------------------------------------------------------

On the Transaction Date for the specified Request, assets will be automatically reallocated to the Sub-Accounts you selected. The Rebalancer option will terminate automatically when you start taking payouts from the Contract.

Rebalancer Transfers must meet the following conditions:

o    Your entire Variable Account Value must be included.
o You must specify the percentage of your Variable Account Value you wish allocated to each Sub-Account and the frequency of rebalancing. You may modify the allocations or stop the Rebalancer option at any time.
o You may not participate in dollar cost averaging and Rebalancer at the same time.

Great-West reserves the right to modify, suspend, or terminate the Rebalancer option at any time.

--------------------------------------------------------------------------------
Withdrawals

You may withdraw all or part of your Annuity Account Value at any time during the life of the Annuitant and prior to the Annuity Commencement Date by submitting a written withdrawal request to the Annuity Administration Department at Great-West. Withdrawals are not permitted by telephone. Withdrawals are subject to the rules below and federal or state laws, rules or regulations may also apply. The amount payable to you if you surrender your Contract is your Annuity Account Value, plus any applicable Market Value Adjustment on the Effective Date of the surrender, less any applicable Premium Tax. No withdrawals may be made after the date annuity payouts begin.

If you Request a partial withdrawal, your Annuity Account Value will be reduced by the dollar amount withdrawn. A Market Value Adjustment may apply. Market Value Adjustments are discussed on page 17

Partial withdrawals are unlimited. However, you must specify the Sub-Account(s) or Guarantee Period(s) from which the withdrawal is to be made. After any partial withdrawal, if your remaining Annuity Account Value is less than $2,000, then a full surrender may be required. The minimum partial withdrawal (before application of the MVA) is $500.

The following terms apply to withdrawals:

o Partial withdrawals or surrenders are not permitted after the Annuity Commencement Date.
o    A partial  withdrawal or a surrender will be effective upon the Transaction
     Date.
o A partial withdrawal or a surrender from amounts in a Guarantee Period may be subject to the Market Value Adjustment provisions, and the Guarantee Period Fund provisions of the Contract.

Withdrawal Requests must be in writing with your original signature. If your instructions are not clear, your Request will be denied and no surrender or partial withdrawal will be processed.

                                       22

After a withdrawal of all of your Annuity Account Value, or at any time that your Annuity Account Value is zero, all your rights under the Contract will terminate.

Partial Withdrawals to Pay Investment Manager or Financial Advisor Fees

You may Request partial withdrawals from your Annuity Account Value and direct us to remit the amount withdrawn directly to your designated Investment Manager or Financial Advisor (collectively

"Consultant"). A withdrawal Request for this purpose must meet the $500 minimum withdrawal requirements and comply with all terms and conditions applicable to partial withdrawals, as described above. Tax consequences of withdrawals are detailed below, but you should consult a competent tax advisor prior to authorizing a withdrawal from your Annuity Account Value to pay Consultant fees.

Tax Consequences of Withdrawals

Withdrawals made for any purpose may be taxable--including payments made by us directly to your Consultant.

In addition, the Code may require us to withhold federal income taxes from withdrawals and report such withdrawals to the IRS. If you request partial withdrawals to pay Consultant fees, your Annuity Account Value will be reduced by the sum of the fees paid to the Consultant and the related withholding.

You may elect, in writing, to have us not withhold federal income tax from withdrawals, unless withholding is mandatory for your Contract. If you are younger than 59 1/2, the taxable portion of any withdrawal is generally considered to be an early withdrawal and is subject to an additional federal penalty tax of 10%.

Some states also require withholding for state income taxes. For details about withholding, please see "Federal Tax Matters" on page 28.

If you are interested in this Contract as an IRA, please refer to Section 408 of the Code for limitations and restrictions on cash withdrawals.

--------------------------------------------------------------------------------
Telephone and Internet Transactions

You may make Transfer Requests by telephone, fax and/or Internet. Transfer Requests received before 4:00 p.m. Eastern Time will be made on that day at that day's unit value. Transfer requests received after 4:00 p.m. Eastern Time will be made on the next business day that we and the NYSE are open for business, at that day's unit value.

We will use reasonable procedures to confirm that instructions communicated by telephone, fax and/or Internet are genuine, such as: o requiring some form of personal identification prior to acting on instructions; o providing written confirmation of the transaction; and/or o tape recording the instructions given by telephone.

If we follow such procedures we will not be liable for any losses due to unauthorized or fraudulent instructions.

We reserve the right to suspend telephone, fax and/or Internet transaction privileges at any time, for some or all Contracts, and for any reason. Withdrawals are not permitted by telephone.

--------------------------------------------------------------------------------
Death Benefit

The Death Benefit, if any, will be equal to the greater of:

o the Annuity Account Value plus an MVA, if applicable, as of the date a Request for payout is received, less any Premium Tax, or

o    the  sum  of  Contributions,   less  partial  withdrawals  and/or  periodic
     withdrawals, and less any Premium Tax.

Before the Annuity Commencement Date, the Death Benefit, if any, for Contracts issued prior to April 30, 2004, in the State of Oregon will be as stated above. For Contracts issued in Oregon after April 30, 2004, the Death Benefit will be equal to the greater of:

o the Annuity Account Value plus an MVA, if applicable, as of the date a Request for payout is received, less any Premium Tax, or

o the sum of Contributions, less Proportional Withdrawals and less any Premium Tax.


Proportional Withdrawals (effective for Contracts issued after April 30, 2004 in Oregon only) are withdrawals, if any, made by you, whether partial and/or periodic, which reduce your Annuity Account Value as measured as a percentage of each prior withdrawal against the current Annuity Account Value. Proportional Withdrawals are determined by calculating the percentage of your Annuity Account Value that each prior withdrawal represented when the withdrawal was made. For example, a partial withdrawal of 75% of the Annuity Account Value will be considered a 75% reduction in the total Contributions.


The Death Benefit will become payable following our receipt of the Beneficiary's claim in good order. When an Owner or the Annuitant dies before the Annuity Commencement Date and a Death Benefit is payable to a Beneficiary, the Death Benefit proceeds will remain invested according to the allocation instructions given by

                                       23

the Owner(s) until new allocation instructions are requested by the Beneficiary or until the Death Benefit is actually paid to the Beneficiary.

The amount of the Death Benefit will be determined as of the date payouts begin. However, on the date a payout option is processed, the Variable Account Value will be Transferred to the Schwab Money Market Sub-Account unless the Beneficiary elects otherwise.

Subject to the distribution rules below, payout of the Death Benefit may be made as follows:

Variable Account Value

o    payout in a single sum, or
o payout under any of the variable annuity options provided under this Contract.

Fixed Account Value

o    payout in a single sum that may be subject to a Market Value Adjustment, or
o payout under any of the annuity options provided under this Contract that may be subject to a Market Value Adjustment.

Any payment within six months of the Guarantee Period Maturity Date will not be subject to a Market Value Adjustment.

In any event, no payout of benefits provided under the Contract will be allowed that does not satisfy the requirements of the Code and any other applicable federal or state laws, rules or regulations.

Beneficiary

You may select one or more Beneficiaries. If more than one Beneficiary is selected, they will share equally in any Death Benefit payable unless you indicate otherwise. You may change the Beneficiary at any time before the Annuitant's death.

A change of Beneficiary will take effect as of the date the request is processed by the Annuity Administration Department, unless a certain date is specified by the Owner. If the Owner dies before the Request is processed, the change will take effect as of the date the request was made, unless we have already made a payout or otherwise taken action on a designation or change before receipt or processing of such Request. A Beneficiary designated irrevocably may not be changed without the written consent of that Beneficiary, except as allowed by law.

The interest of any Beneficiary who dies before the Owner or the Annuitant will terminate at the death of the Beneficiary. The interest of any Beneficiary who dies at the time of, or within 30 days after the death of an Owner or the Annuitant, will also terminate if no benefits have been paid to such Beneficiary, unless the Owner otherwise indicates by Request. The benefits will then be paid as though the Beneficiary had died before the deceased Owner or Annuitant. If no Beneficiary survives the Owner or Annuitant, as applicable, we will pay the Death Benefit proceeds to the Owner's estate.

If the Beneficiary is not the Owner's surviving spouse, she/he may elect, not later than one year after the Owner's date of death, to receive the Death Benefit in either a single sum or payout under any of the variable or fixed annuity options available under the Contract, provided that:

o such annuity is distributed in substantially equal installments over the life or life expectancy of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary; and
o such distributions begin not later than one year after the Owner's date of death.

If an election is not received by Great-West from a non-spouse
Beneficiary or substantially equal installments begin later than one year after the Owner's date of death, then the entire amount must be distributed within five years of the Owner's date of death. The Death Benefit will be determined as of the date the payouts begin.

If a corporation or other non-individual entity is entitled to receive benefits upon the Owner's death, the Death Benefit must be completely distributed within five years of the Owner's date of death.

Distribution of Death Benefit
Death of Annuitant

Upon the death of the Annuitant while the Owner is living, and before the Annuity Commencement Date, we will pay the Death Benefit to the Beneficiary unless there is a Contingent Annuitant.

If a Contingent Annuitant was named by the Owner(s) prior to the Annuitant's death, and the Annuitant dies before the Annuity Commencement Date while the Owner and Contingent Annuitant are living, no Death Benefit will be payable and the Contingent Annuitant will become the Annuitant.

If the Annuitant dies after the Annuity Commencement Date and before the entire interest has been distributed, any benefit payable must be distributed to the Beneficiary according to and as rapidly as under the payout option which was in effect on the Annuitant's date of death.

If the deceased Annuitant is an Owner, or if a corporation or other non-individual is an Owner, the death of the Annuitant will be treated as the death of an Owner and the Contract will be subject to the "Death of Owner" provisions described below.

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Contingent Annuitant

                                       24


While the Annuitant is living, you may, by Request, designate or change a Contingent Annuitant from time to time. A change of Contingent Annuitant will take effect as of the date the request is processed at the Annuity Administration Department at Great-West, unless a certain date is specified by the Owner(s). Please note, you are not required to designate a Contingent Annuitant.

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Death of Owner Who Is Not the Annuitant

If there is a Joint Owner who is the surviving spouse and the Beneficiary of the deceased Owner, the Joint Owner becomes the Owner and Beneficiary and the Joint Owner may elect to take the Death Benefit or to continue the Contract in force.

If the Owner dies after the Annuity Commencement Date and before the entire interest has been distributed while the Annuitant is living, any benefit payable will continue to be distributed to the Annuitant as rapidly as under the payout option applicable on the Owner's date of death. All rights granted the Owner under the Contract will pass to any surviving Joint Owner and, if none, to the Annuitant.

In all other cases, we will pay the Death Benefit to the Beneficiary even if a Joint Owner (who was not the Owner's spouse on the date of the Owner's death), the Annuitant and/or the Contingent Annuitant are alive at the time of the Owner's death, unless the sole Beneficiary is the deceased Owner's surviving spouse who may elect to become the Owner and Annuitant and continue the Contract in force.

Death of Owner Who Is the Annuitant

If there is a Joint Owner who is the surviving spouse of the deceased Owner and a Contingent Annuitant, the Joint Owner becomes the Owner and the Beneficiary, the Contingent Annuitant will become the Annuitant, and the Contract will continue in force.

If there is a Joint Owner who is the surviving spouse and the Beneficiary of the deceased Owner but no Contingent Annuitant, the Joint Owner will become the Owner, Annuitant and Beneficiary and may elect to take the Death Benefit or continue the Contract in force.

In all other cases, we will pay the Death Benefit to the Beneficiary, even if a Joint Owner (who was not the Owner's spouse on the date of the Owner's death), Annuitant and/or Contingent Annuitant are alive at the time of the Owner's death, unless the sole Beneficiary is the deceased Owner's surviving spouse who may elect to become the Owner and Annuitant and continue the Contract in force.

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Charges and Deductions

No amounts will be deducted from your Contributions except for any applicable Premium Tax. As a result, the full amount of your Contributions (less any applicable Premium Tax) are invested in the Contract.

As more fully described below, charges under the Contract are assessed only as deductions for:

o       Premium Tax, if applicable;

                                       25

o       Certain Transfers;
o       a Contract Maintenance Charge; and
o       our assumption of mortality and expense risks.

Mortality and Expense Risk Charge

We deduct a mortality and expense risk charge from your Variable Account Value at the end of each valuation period to compensate us for bearing certain mortality and expense risks under the Contract. This is a daily charge equal to an effective annual rate of 0.85%. We guarantee that this charge will never increase beyond 0.85%.

The mortality and expense risk charge is reflected in the unit values of each of the Sub-Accounts you have selected. Thus, this charge will continue to be applicable should you choose a variable annuity payout option or the periodic withdrawal option.

Annuity Account Values and annuity payouts are not affected by changes in actual mortality experience incurred by us. The mortality risks assumed by us arise from our contractual obligations to make annuity payouts determined in accordance with the annuity tables and other provisions contained in the Contract. This means that you can be sure that neither the Annuitant's longevity nor an unanticipated improvement in general life expectancy will adversely affect the annuity payouts under the Contract.

We bear substantial risk in connection with the Death Benefit before the Annuity Commencement Date.

The expense risk assumed is the risk that our actual expenses in administering the Contracts and the Series Account will be greater than we anticipated.

If the mortality and expense risk charge is insufficient to cover actual costs and risks assumed, the loss will fall on us. If this charge is more than sufficient, any excess will be profit to us. Currently, we expect a profit from this charge. Our expenses for distributing the Contracts will be borne by our general assets, including any profits from this charge.

Contract Maintenance Charge

We currently deduct a $25 annual Contract Maintenance Charge from the Annuity Account Value on each Contract anniversary date for accounts under $50,000 as of such anniversary date. This charge partially covers our costs for administering the Contracts and the Series Account. Once you have started receiving payouts from the Contract, this charge will stop unless you choose the periodic withdrawal option.

The Contract Maintenance Charge is deducted from the portion of your Annuity Account Value allocated to the Schwab Money Market Sub-Account. If the portion of your Annuity Account Value in this Sub-Account is not sufficient to cover the Contract Maintenance Charge, then the charge or any portion of it will be deducted on a pro rata basis from all your Sub-Accounts with current value. If the entire Annuity Account is held in the Guarantee Period Fund or there are not enough funds in any Sub-Account to pay the entire charge, then the Contract Maintenance Charge will be deducted on a pro rata basis from amounts held in all Guarantee Periods. There is no MVA on amounts deducted from a Guarantee Period for the Contract Maintenance Charge.

The Contract Maintenance Charge is currently waived for Contracts with an Annuity Account Value of at least $50,000 as of such Contract anniversary date. If your Annuity Account Value falls below $50,000, the Contract Maintenance Charge will be reinstated until an anniversary date on which your Annuity Account Value is equal to or greater than $50,000. We do not expect a profit from amounts received from the Contract Maintenance Charge.

Transfer Fees

There will be a $10 charge for each Transfer in excess of 12 Transfers in any calendar year. We do not expect a profit from the Transfer fees.

Expenses of the Portfolios

The value of the assets in the Sub-Accounts reflect the value of Portfolio shares and therefore the fees and expenses paid by each Portfolio. A description of the fees, expenses, and deductions from the Portfolios is included in this Prospectus under the Variable Annuity Fee Tables on page 7.

Premium Tax

We may be required to pay state Premium Taxes or retaliatory taxes currently ranging from 0% to 3.5% in connection with Contributions or values under the Contracts. Depending upon applicable state law, we will deduct charges for the Premium Taxes we incur with respect to your Contributions, from amounts withdrawn, or from amounts applied on the Payout Commencement Date. In some states, charges for both direct Premium Taxes and retaliatory Premium Taxes may be imposed at the same or different times with respect to the same Contribution, depending on applicable state law.

Other Taxes

Under present laws, we will incur state or local taxes (in addition to the Premium Tax described above) in several states. No charges are currently deducted for taxes other than Premium Tax. However, we reserve the right to deduct charges in the future for federal, state, and local taxes or the economic burden resulting from the

                                       26

application of any tax laws that we determine to be attributable to the Contract.

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Payout Options

During the Distribution Period, you can choose to receive payouts in four ways--through periodic withdrawals, variable annuity payouts, fixed annuity payouts or a single sum payment. The Payout Commencement Date must be at least one year after the Effective Date of the Contract. If you do not select a Payout Commencement Date, payouts will begin on the first day of the month of the Annuitant's 91st birthday.

You may change the Payout Commencement Date within 30 days prior to commencement of payouts or your Beneficiary may change it upon the death of the Owner.

If this is an IRA, payouts which satisfy the minimum distribution requirements of the Code must begin no later than April 1 of the calendar year following the calendar year in which you become age 70 1/2.

Periodic Withdrawals

You may request that all or part of the Annuity Account Value be applied to a periodic withdrawal option. The amount applied to a periodic withdrawal is the Annuity Account Value with any applicable MVA, less Premium Tax, if any.

In requesting periodic withdrawals, you must elect:

o    The withdrawal frequency of either 1-, 3-, 6- or 12-month intervals.
o    A minimum withdrawal amount of at least $100.
o    The calendar day of the month on which withdrawals will be made.
o One of the periodic withdrawal payout options discussed below-- you may change the withdrawal option and/or the frequency once each calendar year.

Your withdrawals may be prorated across the Guarantee Period Fund, if applicable, and the Sub-Accounts in proportion to their assets. Or, they can be made specifically from the Guarantee Period Fund and specific Sub-Account(s) until they are depleted. Then, we will automatically prorate the remaining withdrawals against any remaining Guarantee Period Fund and Sub-Account assets unless you request otherwise.

While periodic withdrawals are being received:

o You may continue to exercise all contractual rights, except that no Contributions may be made.
o A Market Value Adjustment, if applicable, will be assessed for periodic withdrawals from Guarantee Periods made six or more months prior to their Guarantee Period Maturity Date.
o You may keep the same Sub-Accounts as you had selected before periodic withdrawals began.
o    Charges and fees under the Contract continue to apply.
o Maturing Guarantee Periods renew into the shortest Guarantee Period then available.

Periodic withdrawals will cease on the earlier of the date:

o The amount elected to be paid under the option selected has been reduced to zero;
o    The Annuity Account Value is zero;
o    You request that withdrawals stop; or
o    The Owner or the Annuitant dies.

If periodic withdrawals stop, you may resume making Contributions. However, we may limit the number of times you may restart a periodic withdrawal program.

Periodic withdrawals made for any purpose may be taxable, subject to withholding and to the 10% federal penalty tax if you are younger than age 59 1/2. IRAs are subject to complex rules with respect to restrictions on and taxation of distributions, including penalty taxes.

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If you choose to receive payouts from your Contract through periodic withdrawals, you may select from the following payout options: Income for a specified period (at least 36 months)--You elect the length of time over which withdrawals will be made. The amount paid will vary based on the duration you choose.

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Income of a specified amount (at least 36 months)--You elect the dollar amount of the withdrawals. Based on the amount elected, the duration may vary. Interest only--Your withdrawals will be based on the amount of interest credited to the Guarantee Period Fund between withdrawals. Available only if 100% of your Account Value is invested in the Guarantee Period Fund.

Minimum distribution--If you are using this Contract as an IRA, you may request minimum distributions as specified under Code Section 401(a)(9).

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Any other form of periodic withdrawal acceptable to Great-West which is for a period of at least 36 months.

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In accordance with the provisions outlined in this section, you may request a periodic withdrawal to remit fees paid to your Consultant. There may be income tax consequences to any periodic withdrawal made for this purpose. Please see "Cash Withdrawals" on page 21 and "Federal Tax Matters" on page 28.

Annuity Payouts

You can choose the Annuity Commencement Date either when you purchase the Contract or at a later date. The

                                       27

date you choose must be at least one year after the Effective Date of the Contract. If you do not select an Annuity Commencement Date, payouts will begin on the first day of the month of the Annuitant's 91st birthday. You can change your selection at any time up to 30 days before the Annuity Commencement Date you selected.

If you have not elected a payout option within 30 days of the Annuity Commencement Date, the portion of the Annuity Account Value held in your Fixed Account will be paid out as a fixed life annuity with a guarantee period of 20 years. The Annuity Account Value held in the Sub-Account(s) will be paid out as a variable life annuity with a guarantee period of 20 years.

The amount to be paid out is the Annuity Account Value on the Annuity Commencement Date. The minimum amount that may be withdrawn from the Annuity Account Value to purchase an annuity payout option is $2,000 with a Market Value Adjustment, if applicable. If after the Market Value Adjustment, your Annuity Account Value is less than $2,000, we may pay the amount in a single sum subject to the Contract provisions applicable to a partial withdrawal.

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If you choose to receive variable annuity payouts from your Contract, you may select from the following payout options:

Variable life annuity with guaranteed period--This option provides for monthly payouts during a guaranteed period or for the lifetime of the Annuitant, whichever is longer. The guaranteed period may be 5, 10, 15 or 20 years.

Variable life annuity--This option provides for monthly payouts during the lifetime of the Annuitant. The annuity terminates with the last payout due prior to the death of the Annuitant. Since no minimum number of payouts is guaranteed, this option may offer the maximum level of monthly payouts. It is possible that only one payout may be made if the Annuitant died before the date on which the second payout is due.

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Under an annuity payout option, you can receive payouts monthly, quarterly, semi-annually or annually in payments which must be at least $50. We reserve the right to make payouts using the most frequent payout interval which produces a payout of at least $50.

If you elect to receive a single sum payment, the amount paid is the Surrender Value.

Amount of First Variable Payout

The first payout under a variable annuity payout option will be based on the value of the amounts held in each Sub-Account you have selected on the fifth valuation date preceding the Annuity Commencement Date. It will be determined by applying the appropriate rate to the amount applied under the payout option. The rate set by Contract and applied reflects an assumed investment return ("AIR") of 5%.

For annuity options involving life income, the actual age, year in which annuitization commences, and/or gender of the Annuitant will affect the amount of each payout. We reserve the right to ask for satisfactory proof of the Annuitant's age. We may delay annuity payouts until satisfactory proof is received. Because payouts to older Annuitants are expected to be fewer in number, the amount of each annuity payout under a selected annuity form will be greater for older Annuitants than for younger Annuitants.

If the age of the Annuitant has been misstated, the payouts established will be made on the basis of the correct age. If payouts were too large because of misstatement, the difference with interest may be deducted by us from the next payout or payouts. If payouts were too small, the difference with interest may be added by us to the next payout. This interest is at an annual effective rate which will not be less than the Guaranteed Interest Rate.

Variable Annuity Units

The number of Annuity Units paid for each Sub-Account is determined by dividing the amount of the first monthly payout by its Annuity Unit value on the fifth valuation date preceding the date the first payout is due. The number of Annuity Units used to calculate each payout for a Sub-Account remains fixed during the Annuity Payout Period.

Amount of Variable Payouts After the
First Payout

Payouts after the first will vary depending upon the investment performance of the Sub-Accounts. Your payments will increase in amount over time if the Sub-Account(s) you select earn more than the 5% AIR. Likewise, your payments will decrease in amount over time if the Sub-Account(s) you select earn less than the 5% AIR. The subsequent amount paid from each Sub-Account is determined by multiplying (a) by (b) where (a) is the number of Sub-Account Annuity Units to be paid and (b) is the Sub-Account Annuity Unit value on the fifth valuation date preceding the date the annuity payout is due. The total amount of each variable annuity payout will be the sum of the variable annuity payouts for each Sub-Account you have selected. We guarantee that the dollar amount of each payout after the first will not be affected by variations in expenses or mortality experience.

Transfers After the Variable Annuity
Commencement Date

                                       28

Once annuity payouts have begun, no Transfers may be made from a fixed annuity payout option to a variable annuity payout option, or vice versa. However, for variable annuity payout options, Transfers may be made within the variable annuity payout option among the available Sub-Accounts. Transfers after the Annuity Commencement Date will be made by converting the number of Annuity Units being Transferred to the number of Annuity Units of the Sub-Account to which the Transfer is made. The result will be that the next annuity payout, if it were made at that time, would be the same amount that it would have been without the Transfer. Thereafter, annuity payouts will reflect changes in the value of the new Annuity Units.

Other Restrictions

Once payouts start under the annuity payout option you select:

o    no changes can be made in the payout option,
o    no additional Contributions will be accepted under the Contract, and
o no further withdrawals, other than withdrawals made to provide annuity benefits, will be allowed.

A portion or the entire amount of the annuity payouts may be taxable as ordinary income. If, at the time the annuity payouts begin, we have not received a proper written election not to have federal income taxes withheld, we must by law withhold such taxes from the taxable portion of such annuity payouts and remit that amount to the federal government (an election not to have taxes withheld is not permitted for certain distributions from Qualified Contracts). State income tax withholding may also apply. Please see "Federal Tax Matters" below for details.

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If you choose to receive fixed annuity payouts from your Contract, you may select from the following payout options: Income of specified amount--The amount applied under this option may be paid in equal annual, semi-annual, quarterly or monthly installments in the dollar amount elected for not more than 240 months.

Income for a specified period--Payouts are paid annually, semi-annually, quarterly or monthly, as elected, for a selected number of years not to exceed 240 months. Fixed life annuity with guaranteed period--This option provides monthly payouts during a guaranteed period or for the lifetime of the Annuitant, whichever is longer. The guaranteed period may be 5, 10, 15 or 20 years.

Fixed life annuity--This option provides for monthly payouts during the lifetime of the Annuitant. The annuity ends with the last payout due prior to the death of the Annuitant. Because no minimum number of payouts is guaranteed, this option may offer the maximum level of monthly payouts. It is possible that only one payout may be made if the Annuitant died before the date on which the second payout is due.

Any other form of a fixed annuity acceptable to us.

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Annuity IRAs

The annuity date and options available for IRAs may be controlled by endorsements, the plan documents, or applicable law.

Under the Code, a Contract purchased and used in connection with an IRA or with certain other plans qualifying for special federal income tax treatment is subject to complex "minimum distribution" requirements. Under a minimum distribution plan, distributions must begin by a specific date and the entire interest of the plan participant must be distributed within a certain specified period of time. The application of the minimum distribution requirements vary according to your age and other circumstances.

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Seek Tax Advice

The following discussion of the federal income tax consequences is only a brief summary and is not intended as tax advice. The federal income tax consequences discussed here reflect our understanding of current law and the law may change. Federal estate tax consequences and state and local estate, inheritance, and other tax consequences of ownership or receipt of distributions under a Contract depend on your individual circumstances or the circumstances of the person who receives the distribution. A tax adviser should be consulted for further information.

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Federal Tax Matters

The following discussion is a general description of the federal income tax considerations relating to the Contracts and is not intended as tax advice. This discussion assumes that the Contract qualifies as an annuity contract for federal income tax purposes. This discussion is not intended to address the tax consequences resulting from all situations. If you are concerned about the tax implications relating to the ownership or use of the Contract, you should consult a competent tax adviser before initiating any transaction.

This discussion is based upon our understanding of the present federal income tax laws as they are currently interpreted by the IRS. No representation is made as to the likelihood of the continuation of the present federal income tax laws or of the current interpretation by the IRS. Moreover, no attempt has been made to consider any applicable state or other tax laws.

The Contract may be purchased on a non-tax qualified basis ("Non-Qualified Contract") or purchased and used in connection with IRAs. The ultimate effect of federal income taxes on the amounts held under a Contract, on

                                       29

annuity payouts, and on the economic benefit to you, the Annuitant, or the Beneficiary may depend on the type of Contract, and on the tax status of the individual concerned.

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Because tax laws, rules and regulations are constantly changing, we do not make any guarantees about the Contract's tax status.

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Certain requirements must be satisfied in purchasing an Annuity IRA and receiving distributions from an Annuity IRA in order to continue receiving favorable tax treatment. As a result, purchasers of Annuity IRAs should seek competent legal and tax advice regarding the suitability of the Contract for their situation, the applicable requirements and the tax treatment of the rights and benefits of the Contract. The following discussion assumes that an Annuity IRA is purchased with proceeds and/or Contributions that qualify for the intended special federal income tax treatment.

Taxation of Annuities

Section 72 of the Code governs the taxation of annuities and distributions from IRAs. You, as a "natural person," will not generally be taxed on increases, if any, in the value of your Annuity Account Value until a distribution occurs by withdrawing all or part of the Annuity Account Value (for example, withdrawals or annuity payouts under the annuity payout option elected). However, under certain circumstances, you may be subject to current taxation. In addition, an assignment, pledge, or agreement to assign or pledge any portion of the Non-Qualified Annuity Account Value will be treated as a distribution of such portion. The taxable portion of a distribution (in the form of a single sum payout or an annuity) is taxable as ordinary income. An IRA Contract may not be assigned as collateral for a loan.

As a general rule, if the Non-Qualified Contract is not owned by a natural person (for example, a corporation or certain trusts), the Contract will not be treated as an annuity contract for federal tax purposes. The Owner generally must include in income any increase in the excess of the Annuity Account Value over the "investment in the Contract" (discussed below) during each taxable year. The rule generally does not apply, however, where the non-natural person is only the nominal Owner of a Contract and the beneficial Owner is a natural person.

The rule also does not apply where:

o    The annuity Contract is acquired by the estate of a decedent.
o    The Contract is an Annuity IRA.


o    The Contract is a qualified funding asset for a structured settlement.


o The Contract is purchased on behalf of an employee upon termination of a qualified plan.
o    The Contract is an immediate annuity.

The following discussion generally applies to a Contract owned by a natural person.

Withdrawals

In the case of a withdrawal under a Non-Qualified Contract, partial withdrawals, including periodic withdrawals that are not part of an annuity payout, are generally treated as taxable income to the extent that the Annuity Account Value immediately before the withdrawal exceeds the "investment in the Contract" at that time. The "investment in the Contract" generally equals the amount of any nondeductible Contributions paid by or on behalf of any individual less any withdrawals that were excludable from income. If a partial withdrawal is made from a Guarantee Period which is subject to a Market Value Adjustment, then the Annuity Account Value immediately before the withdrawal will not be altered to take into account the Market Value Adjustment. As a result, for purposes of determining the taxable portion of the partial withdrawal, the Annuity Account Value will not reflect the amount, if any, deducted from or added to the Guarantee Period due to the Market Value Adjustment.

Full surrenders are treated as taxable income to the extent that the amount received exceeds the "investment in the Contract." The taxable portion of any withdrawal is taxed at ordinary income tax rates.

In the case of a withdrawal under an Annuity IRA, including withdrawals under the periodic withdrawal option, a portion of the amount received may be non-taxable. The amount of the non-taxable portion is generally determined by the ratio of the "investment in the Contract" to the individual's Annuity Account Value. Special tax rules may be available for certain distributions from an Annuity IRA.

Annuity Payouts


Although the tax consequences may vary depending on the annuity form elected under the Contract, in general, only the portion of the annuity payout that represents the amount by which the Annuity Account Value exceeds the "investment in the Contract" will be taxed. For fixed annuity payouts, in general there is no tax on the portion of each payout which represents the same ratio that the "investment in the Contract" allocated to the fixed annuity payouts bears to the total expected value of the annuity payouts for the term of the payouts (determined under Treasury Department regulations). For variable annuity

                                       30

payouts, in general there is no tax on the portion of each payout which represents the same ratio that the "investment in the Contract" allocated to the variable annuity payouts bears to the number of payments expected to be made (determined by Treasury Department regulations which take into account the Annuitant's life expectancy and the form of annuity benefit selected). However, the remainder of each annuity payout is taxable at ordinary income tax rates. Once the "investment in the Contract" has been fully recovered, the full amount of any additional annuity payouts is taxable.


The taxable portion of any annuity payout is taxed at ordinary income tax rates.

Penalty Tax

For distributions from a Non-Qualified Contract, there may be a federal income tax penalty imposed equal to 10% of the amount treated as taxable income. In general, however, there is no penalty tax on distributions:

o    Made on or after the date on which the Owner  reaches age 59 1/2.
o    Made as a result of death or disability of the Owner.
o Received in substantially equal periodic payouts (at least annually) for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and the Beneficiary.

Other exceptions may apply to distributions from a Non-Qualified Contract. Similar exceptions from the penalty tax on distributions are provided for distributions from an Annuity IRA. For more details regarding this penalty tax and other exceptions that may be applicable, consult a competent tax adviser.

Taxation of Death Benefit Proceeds

Amounts may be distributed from the Contract because of the death of an Owner or the Annuitant. Generally such amounts are included in the income of the recipient as follows:

o If distributed in a lump sum, they are taxed in the same manner as a full withdrawal, as described above.

o If distributed under an annuity form, they are taxed in the same manner as annuity payouts, as described above.

Distribution at Death

In order to be treated as an annuity contract, the terms of a non-Qualified Contract must provide the following two distribution rules:


o If the Owner dies before the date annuity payouts start, the entire interest in the Contract must generally be distributed within five years after the date of the Owner's death. If payable to a designated Beneficiary, the distributions may be paid over the life of that designated Beneficiary or over a period not extending beyond the life expectancy of that Beneficiary, so long as payouts start within one year of the Owner's death. If the sole designated Beneficiary is your spouse, the Contract may be continued in the name of the spouse as Owner.
o If the Owner dies on or after the date annuity payouts start, and before the entire interest in the Contract has been distributed, the remainder of the interest in the Contract will be distributed on the same or on a more rapid schedule than that provided for in the method in effect on the date of death.


If the Owner is not an individual, then for purposes of the distribution at death rules, the Primary Annuitant is considered the Owner. In addition, when the Owner is not an individual, a change in the Primary Annuitant is treated as the death of the Owner.

Distributions made to a Beneficiary upon the Owner's death from an IRA must be made pursuant to similar rules in Section 401(a)(9) of the Code.

Diversification of Investments

For a Non-Qualified Contract to be treated as an annuity for federal income tax purposes, the investments of the Sub-accounts must be "adequately diversified" in accordance with Treasury Department Regulations. The diversification requirements do not apply to Annuity IRAs. If the Series Account or a Sub-account failed to comply with these diversification standards, a Non-Qualified Contract would not be treated as an annuity contract for federal income tax purposes and the Owner would generally be taxable currently on the excess of the Annuity Account Value over the "investment in the Contract."

Although the Company may not control the investments of the Sub-accounts or the Portfolios, it expects that the Sub-accounts and the Portfolios will comply with such regulations so that the Sub-accounts will be considered "adequately diversified." Contract Owners bear the risk that the entire Non-Qualified Contract could be disqualified as an annuity under the Code due to the failure of the Series Account or a Sub-account to be deemed to be adequately diversified.

Owner Control

In connection with its issuance of temporary and proposed regulations under
Section 817(h) in 1986, the Treasury

                                       31

Department announced that those regulations did not "provide guidance concerning the circumstances in which investor control of the investments of a segregated asset account may cause the investor (i.e., the Owner), rather than the insurance company to be treated as the owner of the assets in the account" (which would result in the current taxation of the income on those assets to the Owner). In Revenue Ruling 2003-91, the IRS provided such guidance by describing the circumstances under which the owner of a variable contract will not possess sufficient control over the assets underlying the contract to be treated as the owner of those assets for federal income tax purposes. Rev. Rul. 2003-91 states that the determination of whether the owner of a variable contract is to be treated as the owner of the assets held by the insurance company under the contract will depend on all of the facts and circumstances. We do not believe that the ownership rights of an Owner under the contract would result in any Owner being treated as the owner of the assets of the Contract under Rev. Rul. 2003-91. However, we do not know whether additional guidance will be provided by the IRS on this issue and what standards may be contained in such guidance. Therefore, we reserve the right to modify the Contract as necessary to attempt to prevent a contract owner from being considered the owner of a pro rata share of the assets of the Contract.Transfers, Assignments or Exchanges A transfer of ownership of a Contract, the designation of an Annuitant, Payee or other Beneficiary who is not also the Owner, or the exchange of a Contract may result in adverse tax consequences that are not discussed in this Prospectus.

Multiple Contracts

All deferred, Non-Qualified Annuity Contracts that are issued by Great-West (or our affiliates) to the same Owner during any calendar year will be treated as one annuity contract for purposes of determining the taxable amount.

Withholding

Non-Qualified Annuity Contract and Annuity IRA distributions generally are subject to withholding at rates that vary according to the type of distribution and the recipient's tax status. Recipients, however, generally are provided the opportunity to elect not to have tax withheld from distributions.

Section 1035 Exchanges


Code Section 1035 provides that no gain or loss shall be recognized on the exchange of one annuity contract for another. Generally, an annuity contract issued in an exchange for another annuity contract is treated as new for purposes of the penalty and distribution at death rules. Prospective Owneres wishing to take advantage of a Section 1035 exchange should consult their tax adviser.


Individual Retirement Annuities


The Contract may be used with IRAs as described in Section 408 of the Code which permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity. Also, certain kinds of distributions from certain types of qualified and non-qualified retirement plans may be "rolled over" into an Annuity IRA following the rules set out in the Code and your Contract and IRA endorsement. If you purchase this Contract for use with an IRA, you will be provided with supplemental information. You also have the right to revoke your purchase within seven days of purchase of the IRA Contract. If a Contract is purchased to fund an IRA, the Annuitant must also be the Owner. In addition, if a Contract is purchased to fund an IRA, minimum distributions must commence not later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2. You should consult your tax adviser concerning these matters.

Various tax penalties may apply to Contributions in excess of specified limits, distributions that do not satisfy specified requirements, and certain other transactions. The Contract will be amended as necessary to conform to the requirements of the Code if there is a change in the law. Purchasers should seek competent advice as to the suitability of the Contract for use with IRAs.


When you make your initial Contribution, you must specify whether you are purchasing a Non-Qualified Contract or an IRA. If the initial Contribution is made as a result of an exchange or surrender of another annuity contract, we may require that you provide information with regard to the federal income tax status of the previous annuity contract.

We will require that you purchase separate Contracts if you want to invest money qualifying for different annuity tax treatment under the Code. For each separate Contract you will need to make the required minimum initial Contribution. Additional Contributions under the Contract must qualify for the same federal income tax treatment as the initial Contribution under the Contract. We will not accept an additional Contribution under a Contract if the federal income tax treatment of the Contribution would be different from the initial Contribution.


If a Contract is issued in connection with an employer's Simplified Employee Pension plan, Owners, Annuitants and Beneficiaries are cautioned that the rights of any
                                       32

person to any of the benefits under the Contract will be subject to the terms and conditions of the plan itself, regardless of the terms and conditions of the Contract.


--------------------------------------------------------------------------------
Assignments or Pledges

Generally, rights in the Non-Qualified Contract may be assigned or pledged for loans at any time during the life of the Annuitant. However, if the Contract is an IRA, you may not assign the Contract as collateral.

If a Non-Qualified Contract is assigned, the interest of the assignee has priority over your interest and the interest of the Beneficiary. Any amount payable to the assignee will be paid in a single sum.

A copy of any assignment must be submitted to the Annuity Administration Department at Great-West. All assignments are subject to any action taken or payout made by Great-West before the assignment was processed. We are not responsible for the validity or sufficiency of any assignment.

If any portion of the Annuity Account Value is assigned or pledged for a loan, it will be treated as a withdrawal as discussed above under Taxation of Annuities. Please consult a competent tax adviser for further information.

--------------------------------------------------------------------------------
Performance Data

From time to time, we may advertise yields and average annual total returns for the Sub-Accounts. In addition, we may advertise the effective yield of the Schwab Money Market Sub-Account. These figures will be based on historical information and are not intended to indicate future performance.

Money Market Yield

The yield of the Schwab Money Market Sub-Account refers to the annualized income generated by an investment in that Sub-Account over a specified seven-day period. It is calculated by assuming that the income generated for that seven-day period is generated each seven-day period over a period of 52 weeks and is shown as a percentage of the investment.

The effective yield is calculated similarly but, when annualized, the income earned by an investment in that Sub-Account is assumed to be reinvested. The effective yield will be slightly higher than the yield because of the compounding effect of the assumed reinvestment.

Average Annual Total Return

The table on the following page illustrates standardized average annual total return for one- and five-year periods and non-standardized average annual total return for one-, three-, five- and ten-year periods (or since inception, if less than ten years) ended December 31, 2003. Average annual total return quotations represent the average annual compounded rate of return that would equate an initial investment of $1,000 to the redemption value of that investment (excluding Premium Taxes, if any) as of the last day of each of the periods for which total return quotations are provided.

Both the standardized and non-standardized data utilize the same calculation method which reflects the deduction of all fees and charges under the Contract. The standardized data is calculated from the inception date of the Sub-Account and the non-standardized data is calculated from the inception date of the underlying Portfolio. For additional information regarding yields and total returns calculated using the standard methodologies briefly described herein, please refer to the Statement of Additional Information.

                                       33

                               Average Annual Total Return as of 12/31/03 - Hypothetical $1,000 Contribution*

                                       Standardized Performance Data   Non-Standardized Performance Data
                                       Length of Investment Period                         Length of Investment Period

Sub-Account                            1 year   5 years   Since    Inception  1 Year  3 years  5 years  10 years Since     Inception
                                                        Inception  Date of                                       Inception  Date of
                                                           of      Sub-Account                                   of       Underlying
                                                       Sub-Account                                             Underlying  Portfolio
                                                                                                               Portfolio
                                                                                                               (if less
                                                                                                                than 10
                                                                                                                 years)
Alger American Growth - Class O Shares 34.04%    -2.74%    7.03%    11/1/1996  34.04%  -8.03%   -2.74%   9.24%   N/A      1/9/1989
Alger American MidCap Growth- Class O   N/A        N/A    23.04%+   6/2/2003   46.55%  -1.75%    6.04%  11.78%   N/A      5/3/1993
Shares
AllianceBernstein VP Utility Income    18.84%      N/A    20.92%    9/30/2002  18.84%  -10.98%  -1.59%    N/A   6.26%     5/10/1994
Portfolio- Class A Shares
American Century VP Balanced Fund-      N/A        N/A    9.08%+    6/2/2003   18.54%   0.53%    1.34%   6.43%   N/A      5/1/1991
Original Class Shares
American Century VP International -    23.46%    -1.73%    4.05%    11/1/1996  23.46%  -11.89%  -1.73%    N/A   4.30%     5/2/1994
Original Class Shares
American Century VP Value Fund-         N/A        N/A    16.04%+   6/2/2003   27.82%   7.38%    7.32%    N/A   9.95%     5/1/1996
Original Class Shares
Baron Capital Asset: Insurance Shares  28.92%      N/A     6.50%    5/3/1999   28.92%   6.91%    9.70%    N/A   15.17%    10/1/1998
Delaware VIP Small Cap Value Series    40.80%      N/A    13.70%    5/3/2001   40.80%  13.47%   10.03%  11.51%   N/A     12/27/1993
Dreyfus GVIT Mid Cap Index Fund- Class  N/A        N/A    20.49%+   6/2/2003   33.21%   3.04%    8.40%    N/A   8.49%    11/01/1997
II

Dreyfus Investment Portfolios MidCap    N/A        N/A    17.06%+   6/2/2003   30.64%   2.81%    5.06%    N/A   3.91%     5/01/1998
Stock Portfolio- Initial Shares
Dreyfus Variable Investment Fund       20.15%      N/A    -2.27%    5/3/1999   20.15%  -3.73%   -0.59%  10.36%   N/A      4/5/1993
Appreciation - Initial Shares
Dreyfus Variable Investment Fund       30.58%      N/A     0.81%    5/3/2001   30.58%  -0.85%    5.98%   8.82%   N/A      8/31/1990
Developing Leaders Portfolio- Initial
Shares
Dreyfus Variable Investment Fund       25.53%      N/A    -2.55%    5/3/1999   25.53%  -4.65%   -0.86%    N/A   9.03%     5/2/1994
Growth and Income - Initial Shares
Federated American Leaders Fund II     26.61%     0.38%    6.98%    11/1/1996  26.61%  -1.67%    0.38%    N/A   9.59%     2/10/1994
Primary Shares**

Federated Capital Income Fund II       19.69%    -6.86%   -0.24%    5/1/1997   19.69%  -8.29%   -6.86%    N/A   2.82%     2/10/1994
(formerly the Federated Utility Fund
II)**
Federated Fund for U.S. Government     1.50%      4.74%    5.19%    11/1/1996  1.50%    5.19%    4.74%    N/A   5.10%     3/28/1994
Securities II**
INVESCO VIF-Core Equity Fund           21.56%     0.78%    6.53%    11/1/1996  21.56%  -4.20%    0.78%    N/A   9.57%     8/9/1994
INVESCO VIF-High Yield Fund            23.98%    -0.63%    2.24%    11/1/1996  23.98%   0.75%   -0.63%    N/A   4.65%     5/26/1994
INVESCO VIF-Technology Fund            44.05%      N/A    -32.00%   3/1/2000   44.05%  -25.87%  -4.52%    N/A   1.84%     5/20/1997
Janus Aspen Series Balanced             N/A        N/A    6.77%+    6/2/2003   13.08%  -0.29%    3.82%  10.67%   N/A      9/13/1993
Portfolio-Institutional Shares
Janus Aspen Series Flexible Income -   5.49%       N/A     5.65%    5/3/1999   5.49%    7.25%    5.51%   7.38%   N/A      9/13/1993
Institutional Shares
Janus Aspen Series Growth and Income   25.26%      N/A    -12.97%   5/3/2001   22.67%  -6.42%    3.75%    N/A   6.56%     5/1/1998
Portfolio- Institutional Shares***

Janus Aspen Series Growth -            30.60%    -3.03%    5.18%    11/1/1996  30.60%  -10.80%  -3.03%   7.95%   N/A      9/13/1993
Institutional Shares
Janus Aspen Series International       33.78%      N/A     1.36%    5/3/1999   33.78%  -9.12%    2.42%    N/A   9.59%     5/2/1994
Growth - Institutional Shares
Janus Aspen Series Worldwide Growth -  22.95%    -1.02%    6.10%    11/1/1996  22.95%  -11.30%  -1.02%   9.05%   N/A      9/13/1993
Institutional Shares
Oppenheimer Global Securities Fund     41.83%      N/A     1.35%    5/3/2001   41.83%  -1.52%    9.36%   8.95%   N/A     11/12/1990
PIMCO VIT High Yield Portfolio         21.89%      N/A    24.93%    9/30/2002  21.89%   6.63%    3.98%    N/A   3.74%     4/30/1998
PIMCO VIT Low Duration Portfolio        N/A        N/A    -0.44%+   6/2/2003   1.46%    4.73%     N/A     N/A   4.61%     2/16/1999
Prudential Series Fund Equity Class II 30.00%      N/A    -2.78%    5/3/1999   30.00%  -4.40%     N/A     N/A   -2.78%    5/3/1999

                                       34

SAFECO RST Core Equity**               23.73%    -4.82%    2.02%    5/1/1997   23.73%  -6.55%   -4.82%   7.33%   N/A      4/3/1987
SAFECO RST Growth Opportunities**      41.75%      N/A     2.04%    5/3/1999   41.75%   1.12%    0.02%  11.33%   N/A      1/7/1993
SAFECO RST Small Cap Value Portfolio    N/A        N/A    22.79%+   6/2/2003   41.58%  17.17%   11.36%    N/A   8.64%     4/30/1997
Schwab MarketTrack Growth II**         25.90%     1.38%    6.13%    11/1/1996  25.90%  -1.42%    1.38%    N/A   6.13%     11/1/1996
Schwab Money Market Portfolio          -0.11%     2.36%    2.87%    11/1/1996  -0.11%   1.04%    2.36%    N/A   3.12%     5/3/1994
Schwab S&P 500**                       27.11%    -1.81%    6.74%    11/1/1996  27.11%  -5.23%   -1.81%    N/A   6.74%     11/1/1996
Scudder Variable Series I Capital      25.82%      N/A    -4.77%    5/3/1999   25.82%  -10.96%  -3.33%   6.51%   N/A      7/16/1985
Growth - Class A Shares
Scudder Variable Series I Growth and   25.66%      N/A    -5.60%    5/3/1999   25.66%  -5.56%   -3.06%    N/A   7.10%     5/2/1994
Income - Class A Shares
Scudder VIT EAFE(R)Equity Index - Class 32.21%      N/A    -5.72%    5/3/1999   32.21%  -8.46%   -4.36%    N/A   -1.69%   8/22/1997
A Shares**

Scudder VIT Small Cap Index - Class A  45.20%      N/A     5.47%    5/3/1999   45.20%   4.96%    5.51%    N/A   4.55%     8/22/1997
Shares**
Strong Multi Cap Value II**            37.22%      N/A    -0.10%    5/3/1999   37.22%   2.56%    2.10%    N/A   1.72%    10/10/1997
Universal Institutional Funds  U.S.    36.34%    12.41%    8.16%    9/17/1997  36.34%  13.45%   12.14%    N/A   9.11%     3/3/1997
Real Estate - Class I Shares**, ****

* Each calculation assumes that the $1,000 initial Contribution was allocated to only one Sub-Account and no Transfers or subsequent Contributions were made. The rate of return reflects all charges assessed against a Contract and the Sub-Account except for any Premium Taxes that may be payable. The charge reflected is the mortality and expense risk charge of 0.85% and the Contract Maintenance Charge of $25 applicable to Annuity Accounts with less than $50,000 in value.

** Portfolio expenses in excess of defined amounts were reimbursed during one or more calendar years for these Portfolios. Without this expense reimbursement or waiver, any return percentages shown that include these calendar years would be lower.

*** The Berger IPT-Large Cap Growth Fund ("Berger Fund") merged into the Janus Aspen Series Growth and Income Portfolio-Institutional Shares ("Janus G&I Fund") on March 21, 2003 ("Merger Date"). As a result, the Berger Fund sub-account merged into the Janus G&I sub-account. The unit values and number of units outstanding for the Janus G&I Fund sub-account reflects the combined performance of the Berger Fund sub-account from the beginning of the reporting period through the Merger Date, and the Janus G&I Fund sub-account from the Merger Date through March 31, 2003.

****On September 22, 2000, the net assets of the Van Kampen Life Investment Trust Morgan Stanley Real Estate Securities Portfolio ("LIT Portfolio") were merged into the Van Kampen Universal Institutional Funds U.S. Real Estate Portfolio ("UIF Portfolio"). The LIT Portfolio was terminated following the merger. The Sub-Account that had invested in the LIT Portfolio until that time began investing in the UIF Portfolio. As a result, both the standardized and non-standardized performance shown above reflect only the performance of the UIF Portfolio and not that of the LIT Portfolio.

+Because Sub-Account has been in existence for less then one year, returns are not annualized.

                                       35

Performance information and calculations for any Sub-Account are based only on the performance of a hypothetical Contract under which the Annuity Account Value is allocated to a Sub-Account during a particular time period. Performance information should be considered in light of the investment objectives and policies and characteristics of the Portfolios in which the Sub-Account invests and the market conditions during the given time period. It should not be considered a representation of what may be achieved in the future.

Reports and promotional literature may also contain other information including:

o    the ranking of or asset  allocation/investment  strategy of any Sub-Account derived from rankings of variable annuity separate accounts or their investment products tracked by Lipper Analytical Services, Inc., VARDS, Morningstar, Value Line, IBC/Donoghue's Money Fund Report, Financial Planning Magazine, Money Magazine, Bank Rate Monitor, Standard & Poor's Indices, Dow Jones Industrial Average, and other rating services, companies, publications or other people who rank separate accounts or other investment products on overall performance or other criteria, and

o the effect of tax-deferred compounding on investment returns, or returns in general, which may be illustrated by graphs, charts, or otherwise, and which may include a comparison, at various points in time, of the return from an investment in a Contract (or returns in general) on a tax-deferred basis (assuming one or more tax rates) with the return on a currently taxable basis. Other ranking services and indices may be used.

We may from time to time also advertise cumulative (non-annualized) total returns, yield and standard total returns for the Sub-Accounts.

We may also advertise performance figures for the Sub-Accounts based on the performance of a Portfolio prior to the time the Series Account commenced operations.

For additional information regarding the calculation of other performance data, please refer to the Statement of Additional Information.

--------------------------------------------------------------------------------
Distribution of the Contracts

GWFS is the principal underwriter and distributor of the Contracts. GWFS is registered with the SEC as a broker/dealer and is a member of the National Association of Securities Dealers, Inc. ("NASD"). Its principal offices are located at 8515 East Orchard Road, Greenwood Village, Colorado 80111.

--------------------------------------------------------------------------------
Voting Rights

In general, you do not have a direct right to vote the Portfolio shares held in the Series Account. However, under current law, you are entitled to give us instructions on how to vote the shares. We will vote the shares according to those instructions at regular and special shareholder meetings. If the law changes and we can vote the shares in our own right, we may elect to do so.

Before the Annuity Commencement Date, you have the voting interest. The number of votes available to you will be calculated separately for each of your Sub-Accounts. That number will be determined by applying your percentage interest, if any, in a particular Sub-Account to the total number of votes attributable to that Sub-Account. You hold a voting interest in each Sub-Account to which your Annuity Account Value is allocated. If you select a variable annuity option, the votes attributable to your Contract will decrease as annuity payouts are made.

The number of votes of a Portfolio will be determined as of the date established by that Portfolio for determining shareholders eligible to vote at the meeting of the Portfolios. Voting instructions will be solicited by written communication prior to such meeting in accordance with procedures established by the respective Portfolios.

If we do not receive timely instructions and Owners have no beneficial interest in shares held by us, we will vote according to the voting instructions as a proportion of all Contracts participating in the Sub-Account. If you indicate in your instructions that you do not wish to vote an item, we will apply your instructions on a pro rata basis to reduce the votes eligible to be cast.

Each person or entity having a voting interest in a Sub-Account will receive proxy material, reports and other material relating to the appropriate Portfolio.

Please note, generally the Portfolios are not required to, and do not intend to, hold annual or other regular meetings of shareholders.

Owners have no voting rights in Great-West.

--------------------------------------------------------------------------------
Rights Reserved by Great-West

We reserve the right to make certain changes we believe would best serve the interests of Owners and Annuitants or would be appropriate in carrying out the purposes of the Contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval and approval from any appropriate regulatory authority of the changes. Approval may not be required in all cases, however.

                                       36

Examples of the changes we may make include:

o To operate the Series Account in any form permitted under the 1940 Act or in any other form permitted by law.


o To Transfer any assets in any Sub-Account to another Sub-Account, or to one or more separate accounts, or to a Guarantee Period; or to add, combine or remove Sub-Accounts of the Series Account.

o To substitute, for the Portfolio shares in any Sub-Account, the shares of another Portfolio or shares of another investment company or any other investment permitted by law.

o To make any changes required by the Code or by any other applicable law in order to continue treatment of the Contract as an annuity.

o To change the time or time of day at which a valuation date is deemed to have ended, and/or;

o To make any other necessary technical changes in the Contract in order to conform with any action the above provisions permit us to take, including changing the way we assess charges, without increasing them for any outstanding Contract beyond the aggregate amount guaranteed.

--------------------------------------------------------------------------------
Legal Proceedings

Currently, the Series Account is not a party to, and its assets are not subject to, any material legal proceedings. Further, Great-West is not currently a party to, and its property is not currently subject to, any material legal proceedings. The lawsuits to which Great-West is a party are, in the opinion of management, in the ordinary course of business, and are not expected to have a material adverse effect on the financial results, conditions or prospects of Great-West.

--------------------------------------------------------------------------------
Legal Matters

Advice regarding certain legal matters concerning the federal securities laws applicable to the issue and sale of the Contract has been provided by Jorden Burt LLP.

--------------------------------------------------------------------------------
Independent Auditors

The consolidated financial statements incorporated by reference from Great-West Life & Annuity Insurance Company's Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------
Incorporation of Certain Documents by Reference and Available Information

Great-West's Annual Report on Form 10-K for the year ended December 31, 2003, is incorporated herein by reference, which means that it is legally a part of this Prospectus. All documents or reports filed by Great-West under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the effective date of this Prospectus are also incorporated by reference. Such documents or reports will be part of this Prospectus from the date such documents are filed.

Great-West files its Exchange Act documents and reports, including its annual and quarterly annual reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000744455.

We have filed a registration statement ("Registration Statement") with the SEC under the Securities Act of 1933, as amended, relating to the Contracts offered by this Prospectus. This Prospectus has been filed as a part of the Registration Statement and does not contain all of the information contained in the Registration Statement and its exhibits. Please refer to the registration statement and its exhibits for further information.

You may request a free copy of any or all of the information incorporated by reference into the Prospectus (other than exhibits not specifically incorporated by reference into the text of such documents). Please direct any oral or written request for such documents to:

Annuity Administration Department
P. O. Box 173920
Denver, Colorado  80217-3920
1-800-838-0650

The SEC maintains an Internet web site (http://www.sec.gov) that contains the Statement of Additional Information, information incorporated by reference and other information filed electronically by Great-West concerning the Contract and the Series Account. Certain information concerning Great-West and its products is also available online at http://www.gwla.com.

You also can review and copy any materials filed with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference room by calling the SEC at 1-800-SEC-0330.

                                       37

--------------------------------------------------------------------------------

Table of Contents of Statement of Additional Information

The Statement of Additional Information contains more specific information relating to the Series Account and Great-West, such as:

o    general information;

o information about Great-West Life & Annuity Insurance Company and the Variable Annuity-1 Series Account;

o    the calculation of annuity payments;

o    postponement of payments;

o    services;

o    withholding;

o    calculation of performance data; and

o financial statements for the Series Account and Great-West Life & Annuity Insurance Compay.

                                       38

--------------------------------------------------------------------------------
Appendix A--Condensed Financial Information

                      Selected data for accumulation units
            Outstanding through each period ending December 31, 2003

                                                      Alliance
                          Alger         Alger         Bernstein VP  American     American      American      Baron
                          American      American      Utility       Century VP   Century VP    Century VP    Capital
                          Growth        MidCap Growth Income        Balanced     International Value         Asset
                          -------------------------------------------------------------------------------------------------

--------------------------
Date Sub-Account          11/01/96      06/13/03      06/13/03      06/13/03     11/01/96      06/13/03      05/03/99
Commenced Operations
--------------------------
2003
--------------------------
 Beginning Unit Value     $12.19        $10.00        $10.00        $10.00       $10.82        $10.00        $10.42
--------------------------=================================================================================================
                          =================================================================================================
 Ending Unit Value        $16.34        $12.30        $10.84        $10.91       $13.35        $11.60        $13.44
--------------------------=================================================================================================
                          =================================================================================================
 Number of Units          1,821,665     194,735       53,982        76,175       702,872       207,509       1,704,855
Outstanding
--------------------------=================================================================================================
                          =================================================================================================
 Net Assets (000's)       $29,776       $2,396        $585          $831         $9,386        $2,408        $22,911
--------------------------=================================================================================================
                          =================================================================================================

--------------------------
--------------------------
2002
--------------------------
 Beginning Unit Value     $18.35                                                 $13.70                      $12.25
--------------------------=================================================================================================
 Ending Unit Value        $12.19                                                 $10.82                      $10.42
--------------------------=================================================================================================
 Number of Units          2,113,428                                              684,511                     1,568,750
Outstanding
                          =================================================================================================
 Net Assets (000's)       $25,771                                                $7,404                      $16,353
--------------------------=================================================================================================

--------------------------
2001
--------------------------
 Beginning Unit Value     $20.99                                                 $19.51                      $11.00
--------------------------
                          =================================================================================================
 Ending Unit Value        $18.35                                                 $13.70                      $12.25
--------------------------
--------------------------=================================================================================================
 Number of Units          2,859,914                                              756,485                     1,057,192
Outstanding
--------------------------=================================================================================================
 Net Assets (000's)       $52,489                                                $10,364                     $12,954
                          =================================================================================================

--------------------------
2000
--------------------------
 Beginning Unit Value     $24.84                                                 $23.66                      $11.40
--------------------------=================================================================================================
 Ending Unit Value        $20.99                                                 $19.51                      $11.00
--------------------------
                          =================================================================================================
 Number of Units          3,090,861                                              808,346                     655,329
Outstanding
--------------------------
--------------------------=================================================================================================
 Net Assets (000's)       $64,886                                                $15,773                     $7,209
                          =================================================================================================

--------------------------
1999
--------------------------
 Beginning Unit Value     $18.74                                                 $14.54                      $10.00
--------------------------
                          =================================================================================================
 Ending Unit Value        $24.84                                                 $23.66                      $11.40
--------------------------
--------------------------=================================================================================================
 Number of Units          2,200,675                                              602,867                     502,097
Outstanding
--------------------------=================================================================================================
 Net Assets (000's)       $54,671                                                $14,264                     $5,723
                          =================================================================================================

                                       39


                                                      Alliance
                          Alger         Alger         Bernstein VP  American     American      American      Baron
                          American      American      Utility       Century VP   Century VP    Century VP    Capital
                          Growth        MidCap Growth Income        Balanced     International Value         Asset
---------------------------------------------------------------------------------------------------------------------------
--------------------------
1998
--------------------------
 Beginning Unit Value     $12.76                                                 $12.35
--------------------------
                          =================================================================================================
 Ending Unit Value        $18.74                                                 $14.54
--------------------------
--------------------------=================================================================================================
 Number of Units          1,306,403                                              560,117
Outstanding
--------------------------=================================================================================================
 Net Assets (000's)       $24,487                                                $8,147
                          =================================================================================================

--------------------------
1997
--------------------------
 Beginning Unit Value     $10.24                                                 $10.49
--------------------------=================================================================================================
                          =================================================================================================
 Ending Unit Value        $12.76                                                 $12.35
--------------------------=================================================================================================
                          =================================================================================================
 Number of Units          417,062                                                298,157
Outstanding
--------------------------=================================================================================================
                          =================================================================================================
 Net Assets (000's)       $5,325                                                 $3,683
--------------------------=================================================================================================

--------------------------
1996
--------------------------
 Beginning Unit Value     $10.00                                                 $10.00
--------------------------=================================================================================================
                          =================================================================================================
 Ending Unit Value        $10.24                                                 $10.49
--------------------------=================================================================================================
                          =================================================================================================
 Number of Units          1,167                                                  13,400
Outstanding
--------------------------=================================================================================================
                          =================================================================================================
 Net Assets (000's)       $12                                                    $141                                   (Continued)
--------------------------=================================================================================================


                                                                                                             Federated
                          Delaware VIP                                                                       Fund for
                          Premium                                   Dreyfus     Dreyfus VIF    Federated     U.S.
                          Small Cap     Dreyfus       Dreyfus VIF   VIF Growth   Developing    American      Government
                          Value         MidCap Stock  Appreciation  & Income     Leaders       Leaders II    Securities II
---------------------------------------------------------------------------------------------------------------------------

--------------------------
Date Sub-Account          06/13/03      06/13/03      05/03/99      5/03/99      06/13/03      11/01/96      11/01/96
Commenced Operations

--------------------------
2003
--------------------------
 Beginning Unit Value     $10.00        $10.00        $7.49         $7.08        $10.00        $12.86        $14.23
--------------------------=================================================================================================
                          =================================================================================================
 Ending Unit Value        $12.38        $11.71        $9.00         $8.88        $11.94        $16.29        $14.44
--------------------------=================================================================================================
                          =================================================================================================
 Number of Units          271,405       71,020        1,205,655     509,435      32,811        1,235,169     3,813,779
Outstanding
--------------------------=================================================================================================
                          =================================================================================================
 Net Assets (000's)       $3,360        $831          $10,852       $4,528       $392          $20,143       $55,067
--------------------------=================================================================================================
                          =================================================================================================

--------------------------
--------------------------
2002
--------------------------
 Beginning Unit Value                                 $9.07         $9.56                      $16.26        $13.16
--------------------------=================================================================================================
 Ending Unit Value                                    $7.49         $7.08                      $12.86        $14.23
--------------------------=================================================================================================
 Number of Units                                      1,123,321     479,690                    1,404,975     5,341,399
Outstanding
                          =================================================================================================
 Net Assets (000's)                                   $8,416        $3,398                     $18,098       $75,984
--------------------------=================================================================================================

--------------------------
2001
--------------------------
 Beginning Unit Value                                 $10.09        $10.24                     $17.12        $12.40
--------------------------
                          =================================================================================================

                                       40

 Ending Unit Value                                    $9.07         $9.56                      $16.26        $13.16
--------------------------
--------------------------=================================================================================================
 Number of Units                                      880,333       778,050                    1,491,691     4,482,043
Outstanding
--------------------------=================================================================================================
 Net Assets (000's)                                   $7,987        $7,440                     $24,283       $58,968
                          =================================================================================================

--------------------------
2000
--------------------------
 Beginning Unit Value                                 $10.24        $10.73                     $16.87        $11.27
--------------------------=================================================================================================
 Ending Unit Value                                    $10.09        $10.24                     $17.12        $12.40
--------------------------
                          =================================================================================================
 Number of Units                                      474,144       264,684                    1,211,956     3,179,462
Outstanding
--------------------------
--------------------------=================================================================================================
 Net Assets (000's)                                   $4,784        $2,714                     $20,780       $39,417
                          =================================================================================================

--------------------------
1999
--------------------------
 Beginning Unit Value                                 $10.00        $10.00                     $15.95        $11.43
--------------------------
                          =================================================================================================
 Ending Unit Value                                    $10.24        $10.73                     $16.87        $11.27
--------------------------
--------------------------=================================================================================================
 Number of Units                                      245,395       49,371                     1,441,835     2,809,027
Outstanding
--------------------------=================================================================================================
 Net Assets (000's)                                   $2,513        $534                       $24,346       $31,648
                          =================================================================================================

                                                                                                             Federated
                          Delaware VIP                                                                       Fund for
                          Premium                                   Dreyfus     Dreyfus VIF    Federated     U.S.
                          Small Cap     Dreyfus       Dreyfus VIF   VIF Growth   Developing    American      Government
                          Value         MidCap Stock  Appreciation  & Income     Leaders       Leaders II    Securities II
---------------------------------------------------------------------------------------------------------------------------

--------------------------
1998
--------------------------
 Beginning Unit Value                                                                          $13.67        $10.71
--------------------------
                          =================================================================================================
 Ending Unit Value                                                                             $15.95        $11.43
--------------------------
--------------------------=================================================================================================
 Number of Units                                                                               1,761,482     2,136,709
Outstanding
--------------------------=================================================================================================
 Net Assets (000's)                                                                            $28,117       $24,427
                          =================================================================================================

--------------------------
1997
--------------------------
 Beginning Unit Value                                                                          $10.42        $9.97
--------------------------=================================================================================================
                          =================================================================================================
 Ending Unit Value                                                                             $13.67        $10.71
--------------------------=================================================================================================
                          =================================================================================================
 Number of Units                                                                               1,426,437     815,966
Outstanding
--------------------------=================================================================================================
                          =================================================================================================
 Net Assets (000's)                                                                            $19,505       $8,737
--------------------------=================================================================================================

--------------------------
1996
--------------------------
 Beginning Unit Value                                                                          $10.00        $10.00
--------------------------=================================================================================================
                          =================================================================================================
 Ending Unit Value                                                                             $10.42        $9.97
--------------------------=================================================================================================
                          =================================================================================================
 Number of Units                                                                               65,889        9,330
Outstanding
--------------------------=================================================================================================
                          =================================================================================================
 Net Assets (000's)                                                                            $686          $93        (Continued)
--------------------------=================================================================================================


                          Federated                                                                          Janus Aspen
                          Capital       Dreyfus GVIT  INVESCO VIF   INVESCO VIF  INVESCO VIF   Janus Aspen   Series
                          Income II     MidCap        Core Equity   High Yield   Technology    Series        Flexible
                                        Market Index                                           Balanced      Income
---------------------------------------------------------------------------------------------------------------------------

                                       41

--------------------------
Date Sub-Account          5/01/97       06/13/03      11/01/96      11/01/96     03/01/00      06/13/03      05/03/99
Commenced Operations

--------------------------
2003
--------------------------
 Beginning Unit Value     $8.26         $10.00        $13.01        $9.50        $1.58         $10.00        $12.27
--------------------------=================================================================================================
                          =================================================================================================
 Ending Unit Value        $9.88         $12.05        $15.81        $11.77       $2.28         $10.68        $12.95
--------------------------=================================================================================================
                          =================================================================================================
 Number of Units          210,670       89,494        1,318,309     1,612,798    4,628,543     50,999        2,699,036
Outstanding
--------------------------=================================================================================================
                          =================================================================================================
 Net Assets (000's)       $2,082        $1,082        $20,856       $18,989      $10,562       $545          $34,946
--------------------------=================================================================================================
                          =================================================================================================

--------------------------
--------------------------
2002
--------------------------
 Beginning Unit Value     $10.95                      $16.22        $9.70        $3.01                       $11.20
--------------------------=================================================================================================
 Ending Unit Value        $8.26                       $13.01        $9.50        $1.58                       $12.27
--------------------------=================================================================================================
 Number of Units          208,766                     1,584,575     1,586,371    3,230,415                   3,619,361
Outstanding
                          =================================================================================================
 Net Assets (000's)       $1,724                      $20,623       $15,065      $5,117                      $44,421
--------------------------=================================================================================================

--------------------------
2001
--------------------------
 Beginning Unit Value     $12.81                      $17.97        $11.51       $5.60                       $10.49
--------------------------
                          =================================================================================================
 Ending Unit Value        $10.95                      $16.22        $9.70        $3.01                       $11.20
--------------------------
--------------------------=================================================================================================
 Number of Units          238,710                     2,191,193     1,802,549    4,253,860                   2,866,207
Outstanding
--------------------------=================================================================================================
 Net Assets (000's)       $2,615                      $35,560       $17,491      $12,785                     $32,113
                          =================================================================================================

--------------------------
2000
--------------------------
 Beginning Unit Value     $14.18                      $17.28        $13.14       $10.00                      $9.95
--------------------------=================================================================================================
 Ending Unit Value        $12.81                      $17.97        $11.51       $5.60                       $10.49
--------------------------
                          =================================================================================================
 Number of Units          260,840                     2,043,703     1,919,249    4,296,975                   1,624,948
Outstanding
--------------------------
--------------------------=================================================================================================
 Net Assets (000's)       $3,340                      $36,739       $22,081      $24,047                     $17,043
                          =================================================================================================

--------------------------
1999
--------------------------
 Beginning Unit Value     $14.07                      $15.18        $12.13                                   $10.00
--------------------------
                          =================================================================================================
 Ending Unit Value        $14.18                      $17.28        $13.14                                   $9.95
--------------------------
--------------------------=================================================================================================
 Number of Units          280,957                     1,752,510     2,003,863                                838,445
Outstanding
--------------------------=================================================================================================
 Net Assets (000's)       $3,985                      $30,299       $26,326                                  $8,347
                          =================================================================================================


                          Federated                                                                          Janus Aspen
                          Capital       Dreyfus GVIT  INVESCO VIF   INVESCO VIF  INVESCO VIF   Janus Aspen   Series
                          Income II     MidCap        Core Equity   High Yield   Technology    Series        Flexible
                                        Market Index                                           Balanced      Income
---------------------------------------------------------------------------------------------------------------------------

--------------------------
1998
--------------------------
 Beginning Unit Value     $12.45                      $13.27        $12.09
--------------------------
                          =================================================================================================
 Ending Unit Value        $14.07                      $15.18        $12.13
--------------------------
--------------------------=================================================================================================
 Number of Units          416,024                     1,638,804     1,867,862
Outstanding
--------------------------=================================================================================================
 Net Assets (000's)       $5,852                      $24,882       $22,654
                          =================================================================================================

                                       42

--------------------------
1997
--------------------------
 Beginning Unit Value     $10.00                      $10.44        $10.39
--------------------------=================================================================================================
                          =================================================================================================
 Ending Unit Value        $12.45                      $13.27        $12.09
--------------------------=================================================================================================
                          =================================================================================================
 Number of Units          168,289                     1,271,028     1,360,681
Outstanding
--------------------------=================================================================================================
                          =================================================================================================
 Net Assets (000's)       $2,095                      $16,867       $16,450
--------------------------=================================================================================================

--------------------------
1996
--------------------------
 Beginning Unit Value                                 $10.00        $10.00
--------------------------=================================================================================================
                          =================================================================================================
 Ending Unit Value                                    $10.44        $10.39
--------------------------=================================================================================================
                          =================================================================================================
 Number of Units                                      68,874        52,044
 Outstanding
--------------------------=================================================================================================
                          =================================================================================================
 Net Assets (000's)                                   $719          $541                                                (Continued)
--------------------------=================================================================================================



                          Janus Aspen                 Janus Aspen   Janus Aspen
                          Series                      Series        Series       Oppenheimer
                          Growth &      Janus Aspen   International Worldwide    Global        PIMCO VIT     PIMCO VIT
                          Income*       Series Growth Growth        Growth       Securities VA High Yield    Low Duration
---------------------------------------------------------------------------------------------------------------------------

--------------------------
Date Sub-Account          06/13/03      11/01/96      05/03/99      11/01/96     06/13/03      06/13/03      06/13/03
Commenced Operations

--------------------------
2003
--------------------------
 Beginning Unit Value     $10.00        $11.05        $7.98         $12.49       $10.00        $10.00        $10.00
--------------------------=================================================================================================
                          =================================================================================================
 Ending Unit Value        $11.31        $14.43        $10.67        $15.36       $12.94        $10.83        $9.96
--------------------------=================================================================================================
                          =================================================================================================
 Number of Units          56,553        1,841,786     1,180,411     1,959,271    465,732       371,489       1,377,547
 Outstanding
--------------------------=================================================================================================
                          =================================================================================================
 Net Assets (000's)       $640          $26,576       $12,597       $30,092      $6,025        $4,025        $13,714
--------------------------=================================================================================================
                          =================================================================================================

--------------------------
--------------------------
2002
--------------------------
 Beginning Unit Value                   $15.16        $10.81        $16.91
--------------------------=================================================================================================
 Ending Unit Value                      $11.05        $7.98         $12.49
--------------------------=================================================================================================
 Number of Units                        2,411,606     1,715,998     2,821,900
Outstanding
                          =================================================================================================
 Net Assets (000's)                     $26,640       $13,686       $35,252
--------------------------=================================================================================================

--------------------------
2001
--------------------------
 Beginning Unit Value                   $20.32        $14.20        $21.99
--------------------------
                          =================================================================================================
 Ending Unit Value                      $15.16        $10.81        $16.91
--------------------------
--------------------------=================================================================================================
 Number of Units                        3,590,948     2,109,314     3,763,889
Outstanding
--------------------------=================================================================================================
 Net Assets (000's)                     $54,439       $22,800       $63,654
                          =================================================================================================

--------------------------
2000
--------------------------
 Beginning Unit Value                   $23.98        $17.04        $26.30
--------------------------=================================================================================================
 Ending Unit Value                      $20.32        $14.20        $21.99
--------------------------
                          =================================================================================================
 Number of Units                        4,289,162     2,082,710     4,803,181
Outstanding
--------------------------
--------------------------=================================================================================================
 Net Assets (000's)                     $87,143       $29,582       $105,639
                          =================================================================================================

                                       43

--------------------------
1999
--------------------------
 Beginning Unit Value                   $16.79        $10.00        $16.13
--------------------------
                          =================================================================================================
 Ending Unit Value                      $23.98        $17.04        $26.30
--------------------------
--------------------------=================================================================================================
 Number of Units                        3,396,683     772,937       4,259,845
Outstanding
--------------------------=================================================================================================
 Net Assets (000's)                     $81,453       $13,174       $112,048
                          =================================================================================================


                          Janus Aspen                 Janus Aspen   Janus Aspen
                          Series                      Series        Series       Oppenheimer
                          Growth &      Janus Aspen   International Worldwide    Global        PIMCO VIT     PIMCO VIT
                          Income*       Series Growth Growth        Growth       Securities VA High Yield    Low Duration
---------------------------------------------------------------------------------------------------------------------------

--------------------------
1998

--------------------------
 Beginning Unit Value                   $12.49                      $12.62
--------------------------
                          =================================================================================================
 Ending Unit Value                      $16.79                      $16.13
--------------------------
--------------------------=================================================================================================
 Number of Units                        1,979,076                   3,616,710
Outstanding
--------------------------=================================================================================================
 Net Assets (000's)                     $33,242                     $58,337
                          =================================================================================================

--------------------------
1997
--------------------------
 Beginning Unit Value                   $10.26                      $10.42
--------------------------=================================================================================================
                          =================================================================================================
 Ending Unit Value                      $12.49                      $12.62
--------------------------=================================================================================================
                          =================================================================================================
 Number of Units                        1,335,813                   2,208,664
Outstanding
--------------------------=================================================================================================
                          =================================================================================================
 Net Assets (000's)                     $16,678                     $27,868
--------------------------=================================================================================================

--------------------------
1996
--------------------------
 Beginning Unit Value                   $10.00                      $10.00
--------------------------=================================================================================================
                          =================================================================================================
 Ending Unit Value                      $10.26                      $10.42
--------------------------=================================================================================================
                          =================================================================================================
 Number of Units                        93,599                      51,982
Outstanding
--------------------------=================================================================================================
                          =================================================================================================
 Net Assets (000's)                     $960                        $541                                                 (Continued)
--------------------------=================================================================================================


                          Prudential                  SAFECO RST   SAFECO RST    Schwab
                          Series Fund   SAFECO RST    Growth       Small-Cap     MarketTrack   Schwab Money  Schwab S&P
                          Equity        Core Equity   OpportunitiesValue         Growth II     Market        500
---------------------------------------------------------------------------------------------------------------------------

--------------------------
Date Sub-Account          05/03/99      05/01/97      05/03/99     06/13/03      11/01/96      11/01/96      11/01/96
Commenced Operations

--------------------------
2003
--------------------------
 Beginning Unit Value     $6.76         $9.27         $7.77        $10.00        $12.22        $12.32        $12.62
--------------------------=================================================================================================
                          =================================================================================================
 Ending Unit Value        $8.79         $11.47        $11.01       $12.28        $15.38        $12.31        $16.04
--------------------------=================================================================================================
                          =================================================================================================
 Number of Units          92,393        467,227       899,779      110,301       897,279       6,586,308     6,460,145
Outstanding
--------------------------=================================================================================================
                          =================================================================================================
 Net Assets (000's)       $812          $5,359        $9,907       $1,354        $13,807       $81,092       $103,661
--------------------------=================================================================================================
                          =================================================================================================

--------------------------
--------------------------
2002
--------------------------
 Beginning Unit Value     $8.81              $12.62   $12.57                     $14.57        $12.26        $16.40
--------------------------=================================================================================================

                                       44

 Ending Unit Value        $6.76         $9.27         $7.77                      $12.22        $12.32        $12.62
--------------------------=================================================================================================
 Number of Units          57,585        530,496       795,324                    881,998       11,154,891    6,117,652
Outstanding
                          =================================================================================================
 Net Assets (000's)       $389          $4,918        $6,178                     $10,778       $137,495      $77,178
--------------------------=================================================================================================

--------------------------
2001
--------------------------
 Beginning Unit Value     $10.05        $14.05        $10.64                     $16.05        $11.93        $18.83
--------------------------
                          =================================================================================================
 Ending Unit Value        $8.81         $12.62        $12.57                     $14.57        $12.26        $16.40
--------------------------
--------------------------=================================================================================================
 Number of Units          119,514       859,655       1,066,369                  896,576       13,479,708    6,729,128
Outstanding
--------------------------=================================================================================================
 Net Assets (000's)       $1,053        $10,848       $13,404                    $13,067       $165,358      $110,371
                          =================================================================================================

--------------------------
2000
--------------------------
 Beginning Unit Value     $9.85         $15.88        $11.44                     $17.01        $11.35        $20.95
--------------------------=================================================================================================
 Ending Unit Value        $10.05        $14.05        $10.64                     $16.05        $11.93        $18.83
--------------------------
                          =================================================================================================
 Number of Units          159,971       940,488       576,155                    818,621       12,387,477    5,933,342
Outstanding
--------------------------
--------------------------=================================================================================================
 Net Assets (000's)       $1,607        $13,212       $6,131                     $13,138       $147,767      $111,752
                          =================================================================================================

--------------------------
1999
--------------------------
 Beginning Unit Value     $10.00        $14.65        $10.00                     $14.34        $10.93        $17.54
--------------------------
                          =================================================================================================
 Ending Unit Value        $9.85         $15.88        $11.44                     $17.01        $11.35        $20.95
--------------------------
--------------------------=================================================================================================
 Number of Units          32,428        1,065,919     155,643                    560,533       9,858,627     5,457,283
Outstanding
--------------------------=================================================================================================
 Net Assets (000's)       $320          $16,928       $1,780                     $9,532        $111,967      $114,346
                          =================================================================================================

                          Prudential                  SAFECO RST   SAFECO RST    Schwab
                          Series Fund   SAFECO RST    Growth       Small-Cap     MarketTrack   Schwab Money  Schwab S&P
                          Equity        Core Equity   OpportunitiesValue         Growth II     Market        500
---------------------------------------------------------------------------------------------------------------------------

--------------------------
1998
--------------------------
 Beginning Unit Value                   $11.83                                   $12.79        $10.49        $13.81
--------------------------
                          =================================================================================================
 Ending Unit Value                      $14.65                                   $14.34        $10.93        $17.54
--------------------------
--------------------------=================================================================================================
 Number of Units                        1,168,094                                447,514       6,647,088     4,084,150
 Outstanding
--------------------------=================================================================================================
 Net Assets (000's)                     $17,116                                  $6,416        $72,692       $71,644
                          =================================================================================================

--------------------------
1997
--------------------------
 Beginning Unit Value                   $10.00                                   $10.35        $10.07        $10.52
--------------------------=================================================================================================
                          =================================================================================================
 Ending Unit Value                      $11.83                                   $12.79        $10.49        $13.81
--------------------------=================================================================================================
                          =================================================================================================
 Number of Units                        357,176                                  284,530       4,114,003     2,115,860
Outstanding
--------------------------=================================================================================================
                          =================================================================================================
 Net Assets (000's)                     $4,226                                   $3,638        $43,163       $29,224
--------------------------=================================================================================================

--------------------------
1996
--------------------------
 Beginning Unit Value                                                            $10.00        $10.00        $10.00
--------------------------=================================================================================================
                          =================================================================================================
 Ending Unit Value                                                               $10.35        $10.07        $10.52
--------------------------=================================================================================================
                          =================================================================================================
 Number of Units                                                                 16,525        297,046       62,674
 Outstanding
--------------------------=================================================================================================
                          =================================================================================================
 Net Assets (000's)                                                              $171          $2,991        $659        (Continued)
--------------------------=================================================================================================

                                       45

                                                                   Universal
                          Scudder VIT   Scudder VIT   Strong       Institutional  Scudder VS I  Scudder VS I
                          EAFE(R)Equity Small Cap     Multi Cap    Funds U.S.     Capital       Growth &
                          Index         Index         Value II     Real Estate**  Growth        Income
-------------------------------------------------------------------------------------------------------------

--------------------------
Date Sub-Account          05/03/99      05/03/99      05/03/99     09/17/97      05/03/99      05/03/99
Commenced Operations

--------------------------
2003
--------------------------
 Beginning Unit Value     $5.76         $8.85         $7.27        $12.06        $6.34         $6.09
--------------------------===================================================================================
                          ===================================================================================
 Ending Unit Value        $7.61         $12.85        $9.97        $16.44        $7.98         $7.66
--------------------------===================================================================================
                          ===================================================================================
 Number of Units          974,944       1,223,240     1,209,130    1,117,565     353,028       273,363
Outstanding
--------------------------===================================================================================
                          ===================================================================================
 Net Assets (000's)       $7,421        $15,713       $12,086      $18,379       $2,817        $2,094
--------------------------===================================================================================
                          ===================================================================================

--------------------------
--------------------------
2002
--------------------------
 Beginning Unit Value     $7.40         $11.24        $9.54        $12.26        $9.03         $7.99
--------------------------===================================================================================
 Ending Unit Value        $5.76         $8.85         $7.27        $12.06        $6.34         $6.09
--------------------------===================================================================================
 Number of Units          645,901       930,019       1,361,907    1,059,611     320,017       244,202
 Outstanding
                          ===================================================================================
 Net Assets (000's)       $3,718        $8,228        $9,923       $12,782       $2,029        $1,488
--------------------------===================================================================================

--------------------------
2001

--------------------------
 Beginning Unit Value     $9.92         $11.10        $9.24        $11.25        $11.30        $9.09
--------------------------
                          ===================================================================================
 Ending Unit Value        $7.40         $11.24        $9.54        $12.26        $9.03         $7.99
--------------------------
--------------------------===================================================================================
 Number of Units          589,568       843,685       1,463,902    830,637       438,902       376,108
Outstanding
--------------------------===================================================================================
 Net Assets (000's)       $4,366        $9,484        $13,995      $10,186       $3,964        $3,006
                          ===================================================================================

--------------------------
2000
--------------------------
 Beginning Unit Value     $12.00        $11.65        $8.64        $8.86         $12.64        $9.36
--------------------------===================================================================================
 Ending Unit Value        $9.92         $11.10        $9.24        $11.25        $11.30        $9.09
--------------------------
                          ===================================================================================
 Number of Units          290,653       464,935       553,906      786,877       403,433       190,165
 Outstanding
--------------------------
--------------------------===================================================================================
 Net Assets (000's)       $2,883        $5,162        $5,146       $8,860        $4,557        $1,728
                          ===================================================================================

--------------------------
1999
--------------------------
 Beginning Unit Value     $10.00        $10.00        $10.00       $9.25         $10.00        $10.00
--------------------------
                          ===================================================================================
 Ending Unit Value        $12.00        $11.65        $8.64        $8.86         $12.64        $9.36
--------------------------
--------------------------===================================================================================
 Number of Units          161,396       203,338       91,471       347,481       186,640       61,409
Outstanding
--------------------------===================================================================================
 Net Assets (000's)       $1,937        $2,369        $817         $3,083        $2,360        $575
                          ===================================================================================

                                                                    Universal
                          Scudder VIT   Scudder VIT   Strong        Institutional Scudder VS I  Scudder VS I
                          EAFE(R)Equity  Small Cap     Multi Cap    Funds U.S.    Capital       Growth &
                          Index          Index         Value II     Real Estate** Growth        Income
-------------------------------------------------------------------------------------------------------------

--------------------------
1998
--------------------------
 Beginning Unit Value                                               $10.56
--------------------------==========================================

                                       46

                          ===================================================================================
 Ending Unit Value                                                  $9.25
--------------------------==========================================
--------------------------===================================================================================
 Number of Units                                                    308,021
 Outstanding
                          ==========================================
--------------------------===================================================================================
 Net Assets (000's)                                                 $2,854
                          ===================================================================================
                          ==========================================

--------------------------
--------------------------
1997
--------------------------
 Beginning Unit Value                                               $10.00
                          ===================================================================================
                          ===================================================================================
 Ending Unit Value                                                  $10.56
--------------------------===================================================================================
                          ===================================================================================
 Number of Units                                                    176,075
Outstanding
--------------------------===================================================================================
                          ===================================================================================
 Net Assets (000's)                                                 $1,859
--------------------------===================================================================================
                          ==========================================

*The Berger IPT-Large Cap Growth Fund ("Berger Fund") merged into the Janus Aspen Series Growth and Income Portfolio-Institutional Shares ("Janus G&I Fund") on March 21, 2003 ("Merger Date"). As a result, the Berger Fund sub-account merged into the Janus G&I sub-account. The unit values and number of units outstanding for the Janus G&I Fund sub-account reflects the combined performance of the Berger Fund sub-account from the beginning of the reporting period through the Merger Date, and the Janus G&I Fund sub-account from the Merger Date through March 31, 2003.

**On September 22, 2000, the net assets of the Van Kampen Life Investment Trust Morgan Stanley Real Estate Securities Portfolio were merged into this underlying Portfolio. The data shown above reflects financial information for the Van Kampen Life Investment Trust Morgan Stanley Real Estate Securities Portfolio until September 22, 2000, and for the Morgan Stanley Universal Institutional Funds U.S. Real Estate Portfolio after that date.



                                       47

--------------------------------------------------------------------------------
Appendix B--Market Value Adjustments

The amount available for a full surrender, partial withdrawal or Transfer equals the amount requested plus or minus the Market Value Adjustment (MVA). The MVA is calculated by multiplying the amount requested by the Market Value Adjustment Factor (MVAF).

The MVA formula

The MVA is determined using the following formula:

MVA = (amount applied) X (Market Value Adjustment Factor) The MVAF is:

{[(1 + i)/(1 + j +.10%)] N/12} - 1

Where:

o i is the U.S. Treasury Strip ask side yield as published in the Wall Street Journal on the last business day of the week prior to the date the stated rate of interest was established for the Guarantee Period. The term of i is measured in years and equals the term of the Guarantee Period.

o j is the U.S. Treasury Strip ask side yield as published in the Wall Street Journal on the last business day of the week prior to the week the Guarantee Period is broken. The term of j equals the remaining term to maturity of the Guarantee Period, rounded up to the higher number of years.

o N is the number of complete months remaining until maturity.

The MVA will equal 0 if:
o       i and j differ by less than .10%
o       N is less than 6

Examples

Following are four examples of Market Value Adjustments illustrating (1) increasing interest rates, (2) decreasing interest rates, (3) flat interest rates (i and j are within .10% of each other), and (4) less than 6 months to maturity.

Example 1--Increasing Interest Rates

-------------------------- -------------------------
-------------------------  $25,000 on  November  1,
Deposit                    1996
-------------------------- -------------------------
-------------------------- -------------------------
Maturity date              December 31, 2005
-------------------------- -------------------------
-------------------------- -------------------------
Interest Guarantee Period  10 years

-------------------------- -------------------------
-------------------------- -------------------------
i                          Assumed to be 6.15%
-------------------------- -------------------------
-------------------------- -------------------------
Surrender date             July 1, 2000
-------------------------- -------------------------
-------------------------- -------------------------
J                          7.00%
-------------------------- -------------------------
-------------------------- -------------------------
Amount surrendered         $10,000

-------------------------- -------------------------
-------------------------- -------------------------
N                          65
-------------------------- -------------------------

MVAF   = {[(1 + i)/(1 + j + .10%)]N/12} - 1
       = {[1.0615/1.071]65/12} - 1
       = .952885 - 1
       = -.047115

MVA    = (amount transferred or surrendered) x MVAF = $10,000 x - .047115

       = - $471.15

Surrender Value = (amount transferred or surrendered + MVA)
       = ($10,000 + - $471.15)
       = $9,528.85

Example 2--Decreasing Interest Rates

-------------------------- -------------------------
Deposit                    $25,000 on  November  1,
                           1996

-------------------------- -------------------------
-------------------------- -------------------------
Maturity date              December 31, 2005
-------------------------- -------------------------
-------------------------- -------------------------
Interest Guarantee Period  10 years

-------------------------- -------------------------
-------------------------- -------------------------
i                          Assumed to be 6.15%
-------------------------- -------------------------
-------------------------- -------------------------
Surrender date             July 1, 2000
-------------------------- -------------------------
-------------------------- -------------------------
J                          5.00%
-------------------------- -------------------------
-------------------------- -------------------------
Amount surrendered         $10,000

-------------------------- -------------------------
-------------------------- -------------------------
N                          65
-------------------------- -------------------------

MVAF   = {[(1 + i)/(1 + j + .10%)]N/12} - 1
       = {[1.0615/1.051]65/12} - 1
       = .055323

MVA    = (amount transferred or surrendered) x MVAF
       = $10,000 x .0055323
       = $553.23

Surrender Value = (amount transferred or surrendered + MVA)
       = ($10,000 + $553.23)
       = $10,553.23

                                       48

Example 3--Flat Interest Rates (i and j are within .10% of each other)
-------------------------- -------------------------
Deposit                    $25,000 on  November  1,
                           1996
-------------------------- -------------------------
-------------------------- -------------------------
Maturity date              December 31, 2005
-------------------------- -------------------------
-------------------------- -------------------------
Interest Guarantee Period  10 years
-------------------------- -------------------------
-------------------------- -------------------------
i                          Assumed to be 6.15%
-------------------------- -------------------------
-------------------------- -------------------------
Surrender date             July 1, 2000
-------------------------- -------------------------
-------------------------- -------------------------
J                          6.24%
-------------------------- -------------------------
-------------------------- -------------------------
Amount surrendered         $10,000
-------------------------- -------------------------
-------------------------- -------------------------
N                          65
-------------------------- -------------------------

MVAF   = {[(1 + i)/(1 + j + .10%)]N/12} - 1
       = {[1.0615/1.0634]65/12} - 1
       = .99036 - 1
       = -.00964

However, [i-j] <.10%, so MVAF = 0

MVA    = (amount transferred or surrendered) x MVAF
       = $10,000 x 0
       = $0

Surrender Value = (amount transferred or surrendered + MVA)
       = ($10,000 + $0)
       = $10,000

Example 4--N equals less than six months to maturity

-------------------------- -------------------------
Deposit                    $25,000 on  November  1,
                           1996
-------------------------- -------------------------
-------------------------- -------------------------
Maturity date              December 31, 2005
-------------------------- -------------------------
-------------------------- -------------------------
Interest Guarantee Period  10 years
-------------------------- -------------------------
-------------------------- -------------------------
i                          assumed to be 6.15%
-------------------------- -------------------------
-------------------------- -------------------------
Surrender date             July 1, 2005
-------------------------- -------------------------
-------------------------- -------------------------
J                          7.00%
-------------------------- -------------------------
-------------------------- -------------------------
Amount surrendered         $10,000

-------------------------- -------------------------
-------------------------- -------------------------
N                          5
-------------------------- -------------------------

MVAF   = {[(1 + i)/(1 + j + .10%)]N/12} - 1
       = {[1.0615/1.071]5/12} - 1
       = .99629 - 1
       = -.00371

However, N<6, so MVAF = 0

MVA    = (amount transferred or surrendered) x MVAF
       = $10,000 x 0
       = $0

Surrender Value = (amount transferred or surrendered + MVA)
       = ($10,000 + $0)
       = $10,000

                                       49

--------------------------------------------------------------------------------
Appendix C--Net Investment Factor

The net investment factor is determined by dividing (a) by (b), and subtracting
(c) from the result where:

(a)    is the net result of:

1) the net asset value per share of the Portfolio shares determined as of the end of the current Valuation Period, plus

2) the per share amount of any dividend (or, if applicable, capital gain distributions) made by the Portfolio on shares if the "ex-dividend" date occurs during the current Valuation Period, minus or plus

3) a per unit charge or credit for any taxes incurred by or provided for in the Sub-Account, which is determined by GWL&A to have resulted from the investment operations of the Sub-Account, and

(b) is the net asset value per share of the Portfolio shares determined as of the end of the immediately preceding Valuation Period, and

(c) is an amount representing the mortality and expense risk charge deducted from each Sub-Account on a daily basis. Such amount is equal to 0.85%.

The Net Investment Factor may be greater than, less than, or equal to one. Therefore, the Accumulation Unit Value may increase, decrease or remain unchanged.

The net asset value per share referred to in paragraphs (a)(1) and (b) above, reflects the investment performance of the Portfolio as well as the payment of Portfolio expenses.

                                       50


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The estimated expenses of the issuance and distribution of the Contracts, other than commissions on sales of the Contracts are as follows:

        Securities and Exchange Commission fee           $ 68,965.52* [confirm]
                                                           --------------------
        Accounting fees and expenses                     $  5,000.00  [confirm]
                                                           --------------------
        Legal fees and expenses                          $ 10,000.00  [confirm]
                                                           --------------------

* This amount represents the total registration fee paid on February 13, 1996 for the Form S-1 Registration Statement filed on February 27, 1996. Registrant hereby carries over the amount of this registration fee representing the maximum aggregate offering price of $195,857,000 registered under this Form S-3 Registration Statement.

Item 15.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Provisions exist under the Colorado Business Corporation Act and the Bylaws of GWL&A whereby GWL&A may indemnify a director, officer, or controlling person of GWL&A against liabilities arising under the Securities Act of 1933. The following excerpts contain the substance of these provisions:

                               Colorado Business Corporation Act

Article 109 - INDEMNIFICATION

Section 7-109-101.  Definitions.

        As used in this Article:

        (1) "Corporation" includes any domestic or foreign entity that is a predecessor of the corporation by reason of a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

        (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, an officer, an agent, an associate, an employee, a fiduciary, a manager, a member, a partner, a promoter, or a trustee of, or to hold any similar position with, another domestic or foreign entity or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if the director's duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

        (3) "Expenses" includes counsel fees.

        (4) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

        (5) "Official capacity" means, when used with respect to a director, the office of director in a corporation and, when used with respect to a person other than a director as contemplated in section 7-109-107, the office in a corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

        (6) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

        (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

Section 7-109-102.  Authority to indemnify directors.

        (1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

               (a) The person conducted himself or herself in good faith; and

               (b) The person reasonably believed:

               (I) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

               (II) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

               (c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

        (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirements of subparagraph (II) of paragraph (b) of subsection (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of subparagraph (a) of subsection (1) of this section.

        (3) The termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

        (4) A corporation may not indemnify a director under this section:

               (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

               (b) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

        (5) Indemnification permitted under this section in connection with a proceeding by or in the right of a corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 7-109-103.  Mandatory Indemnification of Directors.

        Unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

Section 7-109-104.  Advance of Expenses to Directors.

        (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if:

               (a) The director furnishes to the corporation a written affirmation of the director's good faith belief that he or she has met the standard of conduct described in section 7-109-102;

               (b) The director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct; and

               (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

        (2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director, but need not be secured and may be accepted without reference to financial ability to make repayment.

        (3) Determinations and authorizations of payments under this section shall be made in the manner specified in Section 7-109-106.

Section 7-109-105.  Court-Ordered Indemnification of Directors.

        (1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

               (a) If it determines the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

               (b) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102 (1) or was adjudged liable in the circumstances described in Section 7-109-102 (4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described Section 7-109-102 (4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

Section 7-109-106.  Determination and Authorization of Indemnification of
                    Directors.

        (1) A corporation may not indemnify a director under Section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in Section 7-109-102. A corporation shall not advance expenses to a director under Section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by Section 7-109-104(1)(a) and (1)(b) are received and the determination required by Section 7-109-104(1)(c) has been made.

        (2) The determinations required by subsection (1) of this section shall be made:

               (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum.

               (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

        (3) If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and the committee cannot be established under paragraph (b) of subsection (2) of this section, or even if a quorum is obtained or a committee designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made:

               (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

               (b) By the shareholders.

        (4) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

Section 7-109-107. Indemnification of Officers, Employees, Fiduciaries, and Agents.

        (1) Unless otherwise provided in the articles of incorporation:

               (a) An officer is entitled to mandatory indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

               (b) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as a director; and

               (c) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

Section 7-109-108.  Insurance.

               A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign entity or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under section 7-109-102, 7-109-103, or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the law of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

Section 7-109-109.  Limitation of Indemnification of Directors.

        (1) A provision concerning a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except for an insurance policy or otherwise, is valid only to the extent the provision is not inconsistent with Sections 7-109-101 to 7-109-108. If the articles of incorporation limit indemnification or advance of expenses, indemnification or advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

        (2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

Section 7-109-110.  Notice to Shareholders of Indemnification of Director.

        If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

                                        Bylaws of GWL&A

Article II, Section 11.  Indemnification of Directors.
                         ----------------------------

        The Company may, by resolution of the Board of Directors, indemnify and save harmless out of the funds of the Company to the extent permitted by applicable law, any director, officer, or employee of the Company or any member or officer of any committee, and his heirs, executors and administrators, from and against all claims, liabilities, costs, charges and expenses whatsoever that any such director, officer, employee or any such member or officer sustains or incurs in or about any action, suit, or proceeding that is brought, commenced, or prosecuted against him for or in respect of any act, deed, matter or thing whatsoever made, done, or permitted by him in or about the execution of his duties of his office or employment with the Company, in or about the execution of his duties as a director or officer of another company which he so serves at the request and on behalf of the Company, or in or about the execution of his duties as a member or officer of any such Committee, and all other claims, liabilities, costs, charges and expenses that he sustains or incurs, in or about or in relation to any such duties or the affairs of the Company, the affairs of such Committee, except such claims, liabilities, costs, charges or expenses as are occasioned by his own wilful neglect or default. The Company may, by resolution of the Board of Directors, indemnify and save harmless out of the funds of the Company to the extent permitted by applicable law, any director, officer, or employee of any subsidiary corporation of the Company on the same basis, and within the same constraints as, described in the preceding sentence.

Item 16.       EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        1. Form of Principal Underwriter and Distribution Agreement is incorporated by reference to Registrant's Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form S-1 filed April 1, 2003, (File No. 333-11493).

        2.     Not applicable.

        4. (a) Forms of Combination Fixed and Variable Group Annuity Contract is incorporated by reference to Registrant's Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed August 2, 1996, (File No. 333-01173).

               (b) Form of IRA Endorsement is incorporated by reference to Registrant's Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed August 2, 1996, (File No. 333-01173).

        5. Opinion and consent of Ruth B. Lurie, Vice President, Counsel and Associate Secretary as to the legality of the securities being registered, is incorporated by reference to Registrant's initial Registration Statement on Form S-3 filed January 31, 2000, (File No. 333-95839).

        8.     Not applicable.

        12.    Not applicable.
               [deleted exhibits not required by Form S-3:
                See Item 601 of Reg. S-K]

        15.    Not applicable.

        23. (a)Consent of Jorden Burt LLP is filed herewith as exhibit 23(a).

            (b) Consent of Deloitte & Touche LLP is filed herewith as exhibit
                23(b).

        24.    Power of Attorney for Messrs. Balog, Burns, Dackow, A. Desmarais,
               P. Desmarais, Jr., Gratton, Kavanagh, Mackness, Nickerson, Pitfield, Plessis-Belair and Walsh are incorporated by reference to Registrant's Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 and Registrant's initial Registration Statement on Form S-3 filed January 31, 2000, (File No. 333-95839). Power of Attorney for Messrs. David A. Nield is filed herewith as exhibit (24).

        25.    Not applicable.

        26.    Not applicable.

Item 17.       UNDERTAKINGS

A. The Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
               Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  Exhibit Table
                                    Form S-3

Exhibit

23. (a) Consent of Jorden Burt LLP filed herewith

    (b) Consent of Deloitte & Touche LLP filed herewith

24. Power of Attorney for Messrs. David A. Nield filed herewith

                                  Exhibit 23(a)

                                  Exhibit 23(b)

                                   Exhibit 24

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement of Great-West Life & Annuity Insurance Company and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on this 12th day of April, 2004.

                                         GREAT-WEST LIFE & ANNUITY
                                         INSURANCE COMPANY

                                         By:  /s/William T. McCallum
                                                 -------------------
                                                 William T. McCallum, President
                                                 and Chief Executive Officer


        As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with Great-West Life & Annuity Insurance Company and on the dates indicated:

Signature and Title                                              Date

/s/Robert Gratton*                                               April 12, 2004
---------------------------------------------------
Director, Chairman of the
Board (Robert Gratton)

/s/William T. McCallum                                           April 12, 2004
----------------------------------------------------------
Director, President and Chief Executive
Officer (William T. McCallum)


/s/M.T.G. Graye                                                  April 12, 2004
----------------------------------------------------------
Executive Vice President and Chief
Financial Officer (M.T.G. Graye)


/s/James Balog*                                                  April 12, 2004
----------------------------------------------------------
Director, (James Balog)

/s/James W. Burns*                                               April 12, 2004
---------------------------------------------------
Director, (James W. Burns)


/s/Orest T. Dackow*                                              April 12, 2004
---------------------------------------------------
Director (Orest T. Dackow)

Signature and Title                                              Date

/s/Andre Desmarais*                                              April 12, 2004
---------------------------------------------------
Director (Andre Desmarais)

/s/Paul Desmarais, Jr.*                                          April 12, 2004
----------------------------------------------------------
Director (Paul Desmarais, Jr.)

/s/Kevin P. Kavanagh*                                            April 12, 2004
---------------------------------------------------
Director (Kevin P. Kavanagh)


/s/William Mackness*                                             April 12, 2004
---------------------------------------------------
Director (William Mackness)

/s/Jerry E.A. Nickerson*                                         April 12, 2004
----------------------------------------------------------
Director (Jerry E.A. Nickerson)


/s/David A. Nield*                                               April 12, 2004
---------------------------------------------------
Director (David A. Nield)


/s/Michel Plessis-Belair*                                        April 12, 2004
----------------------------------------------------------
Director (Michel Plessis-Belair)

/s/Brian E. Walsh*                                               April 12, 2004
---------------------------------------------------
Director (Brian E. Walsh)


*By:    /s/D.C. Lennox                                           April 12, 2004
                      ------------------------------------
        D. C. Lennox